Exhibit 10.1

Execution Version

 BACKSTOP COMMITMENT AGREEMENT

AMONG

ENVIVA, INC.

EACH OF THE OTHER DEBTORS LISTED ON SCHEDULE 1 HERETO

AND

THE EQUITY COMMITMENT PARTIES PARTY HERETO

Dated as of August 30, 2024

TABLE OF CONTENTS

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TABLE OF CONTENTS

SCHEDULES

Schedule 1	Debtors
Schedule 2	Backstop Commitment Percentages of the Equity Commitment Parties

EXHIBITS

Exhibit A	Form of Joinder Agreement for Related Purchaser
Exhibit B-1	Form of Joinder Agreement for Existing Commitment Party Purchaser
Exhibit B-2	Form of Amendment for Existing Commitment Party Purchaser
Exhibit C	Form of Joinder Agreement for New Purchaser
Exhibit D	DIP Tranche A Equity Participation Form
Exhibit E	Joint Plan of Reorganization of Enviva, Inc.

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BACKSTOP COMMITMENT AGREEMENT1

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of August 30, 2024, is made by and among lead Debtor Enviva, Inc. (including as debtor in possession and as reorganized pursuant to the Plan, as applicable, “Parent”) and its directly-and indirectly-owned debtor subsidiaries listed on Schedule 1 (each, a “Debtor” and, collectively with Parent, the “Debtors”), on the one hand, and (ii) each of the Equity Commitment Parties, on the other hand. Each Debtor and each Equity Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, on March 12, 2024, (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended from time to time, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), initiating their respective cases (collectively, the “Chapter 11 Cases”), which are jointly administered and pending before the Bankruptcy Court;

WHEREAS, each of the Parties has entered into the Restructuring Support Agreement, dated as of March 12, 2024, by and among the Debtors and the Restructuring Support Parties (as defined therein) (such agreement, along with all exhibits thereto, as may be amended, restated, supplemented or otherwise modified from time to time, the “RSA”);

WHEREAS, in connection with the Chapter 11 Cases, the Debtors have engaged in good faith, arm’s-length negotiations with certain parties in interest regarding the terms of the Plan;

WHEREAS, subject to entry of the Backstop Order, pursuant to the Plan and this Agreement, Parent will conduct a rights offering in accordance with the Equity Rights Offering Procedures, whereby it shall distribute Subscription Rights to purchase the Subscription Shares for an aggregate purchase price of $293,746,222.83 (the “Aggregate Rights Offering Amount”), less the principal amount of any Tranche A Loans and/or Tranche A Notes for which the Debtors receive a DIP Tranche A Equity Participation Form executed after the date of this Agreement (the Aggregate Rights Offering Amount, as so adjusted, the “Adjusted Aggregate Rights Offering Amount”)), at a purchase price per Rights Offering Share calculated at a 25% discount2 to an implied equity value based on a stipulated total enterprise value for the Debtors of $1,450,000,000 (the “Purchase Price”) (the foregoing collectively, the “Equity Rights Offering”);

[1]	Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan, and if not defined in the Plan, the RSA, and if not defined in the RSA, have the meanings ascribed to such terms in the Final DIP Order, and if not defined in the RSA nor the Final Dip Order, have the meaning ascribed to such terms in the DIP Credit and Note Purchase Agreement.

[2]	Discount to be reduced to the extent necessary to avoid Tranche A DIP conversion, ERO and ERO backstop premium requiring issuance of more than 100% of the reorganized equity (prior to dilution by the MIP).

WHEREAS, subject to the terms and conditions contained in this Agreement, each Equity Commitment Party has agreed (on a several and not joint basis) to fully exercise all Subscription Rights issued to it;

WHEREAS, subject to the terms and conditions contained in this Agreement, Parent has agreed to sell to each Equity Commitment Party, and each Equity Commitment Party has agreed to purchase (on a several and not joint basis), its Backstop Commitment Percentage of the Unsubscribed Shares, if any;

WHEREAS, as consideration for their respective Funding Commitments, the Debtors have agreed, subject to the terms, conditions and limitations set forth herein, to pay the Equity Commitment Parties the Backstop Commitment Premium (or in the alternative, the Backstop Commitment Termination Premium (if applicable)) and the Expense Reimbursement, and provide the indemnification on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

Article I

DEFINITIONS

Section 1.1     Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below: “Ad Hoc Group” has the meaning set forth in the RSA.

“Adjusted Aggregate Rights Offering Amount” has the meaning set forth in the Recitals; provided that written notice of the application of the Adjusted Aggregate Rights Offering Amount shall be provided by the Parent to each Equity Commitment Party no more than seven (7) business days following the conclusion of the DIP Tranche A Equity Participation.

“Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Fee Claims; (c) the Restructuring Expenses incurred after the Petition Date and through the Effective Date; (d) the Backstop Commitment Premium; and (e) all fees and charges assessed against the Estates under chapter 123 of the Judicial Code.

“Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Expense Claims (other than Professional Fee Claims), which shall be 30 days after the Effective Date.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided that for purposes of this Agreement, no Equity Commitment Party shall be deemed an Affiliate of the Debtors or any of their Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Rights Offering Amount” has the meaning set forth in the Recitals.

“Agreement” has the meaning set forth in the Preamble.

“Allowed” has the meaning set forth in the Plan.

“Alternative Transaction” means any chapter 11 plan or Restructuring (including, for the avoidance of doubt, a transaction premised on an asset sale under section 363 of the Bankruptcy Code), as set forth in the RSA and other than the Restructuring.

“Alternative Transaction Proposal” means any inquiry, proposal, offer, bid, indication of interest, or term sheet with respect to an Alternative Transaction, whether written or oral; provided that a Qualified Overbid Proposal shall not be deemed to be an Alternative Transaction Proposal.

“Alternative Transaction Proposal Notice” has the meaning set forth in Section 7.2.

“Anti-Corruption Law” means the United States Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials.

“Antitrust Approvals” means any notification, authorization, approval, consent, filing, application, nonobjection, expiration or termination of applicable waiting period (including any extension thereof), exemption, determination of lack of jurisdiction, waiver, variance, filing, permission, qualification, registration or notification required or, if agreed between the Debtors and the Required Equity Commitment Parties (in each case, acting reasonably) advisable, under any Antitrust Laws.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Authority having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any one of them.

“Antitrust Laws” mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, each, as amended, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Applicable Consent” has the meaning set forth in Section 4.8.

“Available Shares” means, collectively, the Unsubscribed Shares that any Equity Commitment Party fails to purchase in accordance with the terms of this Agreement.

“Backstop Amount” has the meaning set forth in Section 2.4(a)(iv).

“Backstop Commitment” has the meaning set forth in Section 2.2(b).

“Backstop Commitment Percentage” means, with respect to any Equity Commitment Party, such Equity Commitment Party’s percentage of the Backstop Commitment as set forth opposite such Equity Commitment Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 2.1 or Schedule 2.2 (as such schedule may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement), as applicable. Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

“Backstop Commitment Premium” has the meaning set forth in Section 3.1.

“Backstop Commitment Premium Share Amount” means, with respect to an Equity Commitment Party, the number of shares of Reorganized Enviva Inc. Interests equal to the product of (i) such Equity Commitment Party’s Backstop Commitment Percentage and (ii) the number of shares of Reorganized Enviva Inc. Interests issued on account of the Backstop Commitment Premium pursuant to Section 3.2 hereof.

“Backstop Commitment Termination Premium” means a nonrefundable aggregate premium payable indefeasibly, in full, in cash, in an amount equal to $14,687,311.14.

“Backstop Motion” means the motion requesting the Bankruptcy Court’s approval and authorization of the Debtors’ entry into this Agreement and the other Equity Rights Offering Documents, including the Debtors’ obligation to pay the Backstop Commitment Premium, or in the alternative, the Backstop Commitment Termination Premium, which shall be in form and substance acceptable to the Debtors and the Required Equity Commitment Parties.

“Backstop Order” means the order entered by the Bankruptcy Court approving and authorizing the Debtors’ entry into this Agreement and the other Equity Rights Offering Documents, including the Debtors’ obligation to pay the Backstop Commitment Premium, or in the alternative, the Backstop Commitment Termination Premium, which shall be in form and substance acceptable to the Debtors and the Required Equity Commitment Parties.

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

“Business Day” has the meaning set forth in the DIP Credit and Note Purchase Agreement.

“Bylaws” means the amended and restated bylaws of Parent as of the Closing Date, which shall be consistent with the terms set forth in the DIP Credit and Note Purchase Agreement and otherwise be in form and substance satisfactory to the Required Equity Commitment Parties and the Parent.

“Cash” means United States dollars or a credit balance in any domestic demand account or Deposit Account.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Company Disclosure Schedules” means the disclosure schedules delivered by the Debtors to the Equity Commitment Parties on the date of this Agreement.

“Company Plan” means any employee benefit plan, as defined in Section 3(3) of ERISA and in respect of which any Debtor or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or has any liability, including a Multiemployer Plan.

“Company SEC Documents” has the meaning set forth in Section 4.11.

“Complete Business Day” means on any Business Day, the time from 12:00 a.m. to 11:59 p.m. (inclusive) on such Business Day.

“Confirmation Order” has the meaning set forth in the RSA, which shall also be in form and substance acceptable to the Required Equity Commitment Parties and the Debtors.

“Consenting 2026 Noteholder Termination Event” has the meaning set forth in the RSA.

“Consummation” means the occurrence of the Effective Date upon satisfaction (or waiver) of all conditions precedent thereto as set forth in the Plan and consistent with the terms and conditions hereof.

“Contract” means any legally binding agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Contracted Related Parties” means any Related Party that is a party to this Agreement or the RSA.

“Debtor” has the meaning set forth in the Preamble.

“Default” has the meaning set forth in the DIP Credit and Note Purchase Agreement.

“Defaulting Equity Commitment Party” means in respect of an Equity Commitment Party Default that is continuing, the applicable defaulting Equity Commitment Party.

“Defined Period” means a period beginning on August 30, 2022 through the execution date of this Backstop Commitment Agreement.

“Definitive Documents” has the meaning set forth in the RSA.

“Deposit Accounts” has the meaning set forth in the DIP Creditor and Note Purchase Agreement.

“DIP Credit and Note Purchase Agreement” means the Debtor-in-Possession Credit and Note Purchase Agreement dated as of March 15, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among Parent, the DIP Creditors, Acquiom Agency Services LLC (“Acquiom”) and Seaport Loan Products LLC, as co-administrative agents and Acquiom, as collateral agent for the DIP Creditors.

“DIP Creditor” or “DIP Creditors” shall have the meaning set forth in the DIP Credit and Note Purchase Agreement.

“DIP Documents” has the meaning set forth in the Final DIP Order.

“DIP Orders” means the Interim DIP Order and the Final DIP Order.

“DIP Tranche A Claim” has the meaning set forth in the Plan.

“DIP Tranche A Equity Participation” means, pursuant to the Final DIP Order and the DIP Documents, the election holders of Tranche A Loans and/or Tranche A Notes to subscribe for the purchase of Reorganized Enviva Inc. Interests of Reorganized Enviva on the Effective Date, up to the principal amount of any Obligations then owing in respect of such Allowed DIP Tranche A Claims at a price equivalent to the price established pursuant to the Rights Offering, in accordance with the Rights Offering Procedures, and subject to the same dilution terms as the Rights Offering, by executing this Agreement or a DIP Tranche A Equity Participation Form by the DIP Tranche A Equity Participation Election Time.

“DIP Tranche A Equity Participation Election Time” has the meaning set forth in the Plan.

“DIP Tranche A Equity Participation Form” means the Equity Participation Form substantially attached here as Exhibit D, as may be amended, supplemented or modified in accordance with its terms and as acceptable to the Required Equity Commitment Parties, and as is, in form and substance, acceptable to the Debtors and the Required Equity Commitment Parties.

“DIP Tranche B Claim” has the meaning set forth in the Plan.

“Disclosure Statement” has the meaning set forth in the RSA, which shall also be in form and substance reasonably acceptable to the Required Equity Commitment Parties and the Debtors.

“Disclosure Statement Order” has the meaning set forth in the RSA, which shall also be in form and substance acceptable to the Required Equity Commitment Parties and the Debtors.

“Effective Date” has the meaning set forth in the RSA.

“Entity” means an entity as such term is defined in section 101(15) of the Bankruptcy Code.

“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, Orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Unit, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, transportation, storage, use, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise, resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage , or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the Release or threatened Release of any Hazardous Materials.

“Equity Commitment Parties” means each Equity Commitment Party that is a party to this Agreement as of the date of this Agreement.

“Equity Commitment Parties Advisors” means (i) Davis Polk & Wardwell LLP, Evercore Group LLC, McCurdy Consulting Inc., and McGuire Woods LLP in their capacities as legal and financial advisors and/or consultants, to the Ad Hoc Group, certain members of which are Equity Commitment Parties, and (ii) any other professionals retained by the Ad Hoc Group in connection with the Equity Rights Offering in accordance with the terms of the RSA.

“Equity Commitment Party” means each Entity that holds a Funding Commitment pursuant to this Agreement, including without limitation, any holder of a Funding Commitment that is a Related Purchaser, Existing Commitment Party Purchaser or a New Purchaser that has joined this Agreement pursuant to a joinder or amendment entered into pursuant to Section 2.6(b), Section 2.6(c), or Section 2.6(d), respectively.

“Equity Commitment Party Default” means a breach of this Agreement arising if any Equity Commitment Party (x) fails to (i) fully exercise its Subscription Rights pursuant to and in accordance with Section 2.2(a), Section 2.2(b) and Section 2.4 of this Agreement and to pay the applicable aggregate Purchase Price for such Subscription Shares and/or (ii) deliver and pay the applicable aggregate Purchase Price for such Equity Commitment Party’s Backstop Commitment Percentage of any Unsubscribed Shares by the Subscription Escrow Funding Date in accordance with Section 2.4, and/or (y) denies or disaffirms such Equity Commitment Party’s obligations pursuant to this Agreement.

“Equity Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Equity Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).

“Equity Rights Offering” has the meaning set forth in the Recitals.

“Equity Rights Offering Documents” means the Backstop Commitment Agreement, the exhibits hereto, the Backstop Motion, the Backstop Order, and any and all other agreements, documents, and instruments delivered or entered into in connection with, or otherwise governing, the Equity Rights Offering, including the Equity Rights Offering Procedures, subscription forms, and any other materials distributed in connection with the Equity Rights Offering, which, in each case, shall be in form and substance reasonably acceptable to the Debtors and the Required Equity Commitment Parties.

“Equity Rights Offering Expiration Time” means the time and the date on which the applicable rights offering subscription form must be duly delivered to the Equity Rights Offering Subscription Agent in accordance with the Equity Rights Offering Procedures.

“Equity Rights Offering Participants” means those Persons who duly subscribe for Subscription Shares in accordance with the Equity Rights Offering Procedures.

“Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering, as approved by the Bankruptcy Court, which shall be in form and substance acceptable to the Required Equity Commitment Parties and the Debtors, as may be amended or modified in a manner that is acceptable to the Debtors and the Required Equity Commitment Parties.

“Equity Rights Offering Record Date” has the meaning set forth in the Equity Rights Offering Procedures.

“Equity Rights Offering Subscription Agent” means Verita Global or another subscription agent appointed by the Debtors and reasonably satisfactory to the Required Equity Commitment Parties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, the regulations promulgated thereunder and any successor statute.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Debtors, is treated as a single employer or under common control within the meaning of Section 414 of the Code or Sections 4001(a)(14) and (b)(1) of ERISA.

“ERISA Event” means (i) the failure to meet the minimum funding standard of Section 412 of the IRC or Section 302 of ERISA or applicable pension standards legislation, (ii) the provision by the administrator of any Single Employer Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iii) the withdrawal by the Debtors, any of their Subsidiaries or any of their respective ERISA Affiliates from any Single Employer Plan with two or more contributing sponsors or the termination of any such Single Employer Plan resulting in liability to the Debtors, any of their Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA, or a cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA; (iv) the institution by the PBGC of proceedings to terminate any Single Employer Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan; (v) the imposition of liability on the Debtors, any of their Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vi) the withdrawal of the Debtors, any of their Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, or the receipt by the Debtors, any of their Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in endangered or critical status under Section 432 of the IRC or Section 305 of ERISA, or that it is insolvent pursuant to Section  4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (vii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Debtors, any of their Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the IRC or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Single Employer Plan; (viii) the incurrence of liability or the imposition of a Lien on the Debtors or any of their Subsidiaries pursuant to Section 436 or 430(k) of the IRC or pursuant to ERISA with respect to any Single Employer Plan; (ix) a determination that any Single Employer Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the IRC or Section 303 of ERISA; or (x) the imposition of a penalty tax under Section 4975 of the IRC in respect of a nonexempt “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of ERISA) which would reasonably be expected to result in liability to any Debtor.

“ERO-Eligible Claims” means the 2026 Notes Claims, Bond Green Bonds Claims and Epes Green Bonds Claims that are entitled to participate in the Equity Rights Offering.

“Estate” means, with respect to any Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code upon the commencement of its Chapter 11 Case.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Event of Default” has the meaning set forth in the DIP Credit and Note Purchase Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Commitment Party Purchaser” has the meaning set forth in Section 2.6(b).

“Exit Facilities” has the meaning set forth in the Plan.

“Exit Facilities Documents” has the meaning set forth in the Plan.

“Expense Reimbursement” has the meaning set forth in Section 3.3(a).

“Fiduciaries” has the meaning set forth in Section 7.1.

“Fiduciary Out Notice” has the meaning set forth in Section 7.1.

“Filing Party” has the meaning set forth in Section 6.14(a).

“File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court, the Clerk of the Bankruptcy Court, or any of its or their authorized designees in the Chapter 11 Cases, including, with respect to a Proof of Claim, the Noticing and Claims Agent.

“Final Business Plan” means the final business plan prepared by Parent and delivered to the Ad Hoc Group on August 2, 2024.

“Final DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Claims, (III) Granting Adequate Protection to Prepetition Secured Parties, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief entered by the Bankruptcy Court on May 3, 2024 [Docket No. 458].

“Final Order” has the meaning set forth in the Plan.

“Final Outside Date” means March 13, 2025.

“Financial Statements” has the meaning set forth in Section 4.10.

“Funding Amount” has the meaning set forth in Section 2.4(a)(iv).

“Funding Commitment” has the meaning set forth in Section 2.2(b).

“Funding Notice” has the meaning set forth in Section 2.4(a).

“GAAP” has the meaning set forth in Section 4.10.

“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial or local, governmental authority, quasi-governmental, regulatory or administrative agency, self-regulatory authority, department, court, commission, board, bureau, agency or official, including any political subdivision thereof.

“Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, exposure to which or release of which can pose a hazard to human health or the environment or are listed, regulated or defined as hazardous, toxic, pollutants or contaminants under any Environmental Laws, including materials defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., and any radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, per- and polyfluoroalkyl substances, polychlorinated biphenyls or radon gas.

“Holder” means an Entity holding a Claim or Interest, as applicable.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Claim” has the meaning set forth in Section 9.2.

“Indemnified Person” has the meaning set forth in Section 9.1.

“Indemnifying Party” has the meaning set forth in Section 9.1.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, domain names, trade secrets, patents, patent licenses, trademarks, trademark licenses, trade names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intended Tax Treatment” has the meaning set forth in Section 3.4.

“Interest” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

“Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Claims, (III) Granting Adequate Protection to Prepetition Secured Parties, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief entered by the Bankruptcy Court on March 15, 2024 [Docket No. 103].

“IRC” means the Internal Revenue Code of 1986, as amended.

“Joint Filing Party” has the meaning set forth in Section 6.14(b).

“Knowledge” means the actual knowledge, after reasonable inquiry of their direct reports, of the chief executive officer, interim chief financial officer and chief operating officer of such Person. As used herein, “actual knowledge” means information that is personally known by the listed individual(s).

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Unit.

“Legal Proceedings” has the meaning set forth in Section 4.14.

“Legend” has the meaning set forth in Section 6.13.

“Lien” has the meaning set forth in the DIP Credit and Note Purchase Agreement.

“Losses” has the meaning set forth in Section 9.1.

“Majority Consenting 2026 Noteholders” has the meaning set forth in the RSA.

“Management Incentive Plan” means the post-Effective Date management incentive plan to be established and implemented by the New Board.

“Material Adverse Effect” means any Event after the Petition Date which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Debtors, taken as a whole, or (b) the ability of the Debtors, taken as a whole, to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement, the RSA, or the other Definitive Documents, including the Equity Rights Offering, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after the date hereof in global, national or regional political conditions (including hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or material worsening of any such hostilities, acts of war, sabotage, terrorism or military actions existing or underway or natural disasters) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Debtors operate, including any change in the United States or applicable foreign economies or securities, commodities or financial markets, or force majeure events; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement, disclosure in Company SEC Documents or performance of this Agreement, the Plan, or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Restructuring; (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Debtors (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) the filing or pendency of the Chapter 11 Cases; (vi) acts of God, including any natural (including weather-related) or man-made event or disaster, epidemic, pandemic or disease outbreak (including the COVID-19 virus or any strain, mutation or variation thereof); (vii) any action taken at the express written request of the Equity Commitment Parties or taken by the Equity Commitment Parties, including any breach of this Agreement by the Equity Commitment Parties or the filing of a Disclosure Statement order that establishes a confirmation timeline reasonably acceptable to the Required Equity Commitment Parties; or (viii) any failure by the Debtors to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); (ix) any matters expressly disclosed in the Disclosure Statement; or (x) any objections in the Bankruptcy Court to (A) this Agreement, the other Definitive Documents or the transactions contemplated hereby or thereby or (B) the reorganization of the Debtors, the Plan or the Disclosure Statement; provided that the exceptions set forth in clauses (i), (ii) and (vi) of this definition shall apply to the extent that such Event is disproportionately adverse to the Debtors, taken as a whole, as compared to other companies comparable in size and scale to the Debtors operating in the industries in which the Debtors operate, but in each case, solely to the extent of such disproportionate impact.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act or required to be discussed on a current report on Form 8-K) to which any Debtor is a party and (b) any Contracts to which any Debtor is a party that is likely to reasonably involve consideration of more than $30 million, in the aggregate, over a 12 month period.

“Milestone” has the meaning set forth in the RSA.

“MIP Award” means each grant with respect to Reorganized Enviva Inc. Interests awarded under the Management Incentive Plan, which shall (a) dilute the Reorganized Enviva Inc. Interests issued under the Plan, in connection with the Equity Rights Offering (including the Reorganized Enviva Inc. Interests issued in connection with the Backstop Commitment Premium) and/or upon exercise of the New Warrants and (b) have the benefit of anti-dilution protections on account of any Reorganized Enviva Inc. Interests issued by the Reorganized Debtors after the Effective Date, upon exercise of the New Warrants.

“MNPI” means material nonpublic information.

“Money Laundering Laws” has the meaning set forth in Section 4.27.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Debtors are making or accruing an obligation to make contributions, have within any of the preceding six plan years made or accrued an obligation to make contributions, or otherwise have any actual or contingent liability or obligation, including on account of an ERISA Affiliate.

“New Board” means the board of directors of Reorganized Enviva, as initially established on the Effective Date in accordance with the terms of the Plan and the applicable New Organizational Documents.

“New Organizational Documents” has the meaning set forth in the Plan, which, in each case, shall also be in form and substance acceptable to the Required Equity Commitment Parties and the Debtors.

“New Purchaser” has the meaning set forth in Section 2.6(d).

“New Warrant Agreement” has the meaning set forth in the Plan.

“New Warrants” has the meaning set forth in the Plan.

“Noticing and Claims Agent” means Verita Global (f/k/a Kurtzman Carson Consultants LLC), as noticing, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases pursuant to the Order Authorizing the Retention and Appointment of Kurzman Carson Consultants LLC as Claims and Noticing Agent entered by the Court on March 14, 2024 [Docket No. 87].

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Unit or arbitrator of applicable jurisdiction.

“Outside Date” has the meaning set forth in Section 10.3(f).

“Overbid Process” has the meaning set forth in the Final DIP Order.

“Parent” means, as the context requires, prior to the Effective Date, Enviva, Inc. (including as debtor in possession) and, on and after the Effective Date, Reorganized Enviva.

“Party” has the meaning set forth in the Preamble.

“Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Liens” means (a) Liens for Taxes that (i) are not yet delinquent or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (b) mechanics’ Liens and similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice and do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of the Debtors; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Unit having jurisdiction over such Real Property; provided that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, restrictions and other similar matters adversely affecting title to any Real Property and other title defects that do not or would not materially impair the use or occupancy of such Real Property or the operation of the Debtors’ business; (e) any interest or title of a lessor under any leases or subleases entered into by any of the Debtors in the ordinary course of business and any financing statement filed in connection with any such lease; (f) from and after the occurrence of the Effective Date, Liens granted in connection with the Exit Facilities; (g) Liens listed in the Company Disclosure Schedules; and (h) Permitted Liens (as defined in the DIP Documents); and (i) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means a person as such term is defined in Section 101(41) of the Bankruptcy Code.

“Petition Date” has the meaning set forth in the Recitals.

“Plan” means the Joint Plan of Reorganization of Enviva, Inc. and its Debtor Affiliates in the form substantially attached here as Exhibit E, as may be amended, supplemented or modified in accordance with its terms, the consent rights set forth in the DIP Credit and Note Purchase Agreement and the RSA, and as is in form and substance acceptable to the Debtors and the Required Equity Commitment Parties.

“Pre-Closing Period” has the meaning set forth in Section 6.3.

“Professional” means any Entity (a) employed pursuant to an Order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

“Professional Fee Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been previously paid.

“Purchase Price” has the meaning set forth in the Recitals.

“Qualified Overbid Proposal” means a proposal submitted in accordance with the Overbid Process and the procedures therefor (as have been enacted consistent with the consent rights in the Final DIP Order) that meets all applicable qualification requirements; for the avoidance of doubt, a proposal made in the Overbid Process that does not meet such requirements shall not be a Qualified Overbid Proposal.

“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee simple or leased by the Debtors, together with all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registration Rights Agreement” has the meaning set forth in Section 8.1(e).

“Related Fund” means, with respect to an Equity Commitment Party, any Affiliates (including at the institutional level) of such Equity Commitment Party or any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised or sub-advised by such Equity Commitment Party, an Affiliate of such Equity Commitment Party or by the same investment manager, advisor or subadvisor as such Equity Commitment Party or an Affiliate of such Equity Commitment Party.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Related Purchaser” has the meaning set forth in Section 2.6(b).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Reorganized Debtors” means each of the Debtors or any successor or assignee thereto, by merger consolidation, reorganization, or otherwise, as reorganized on the Effective Date in accordance with the Plan.

“Reorganized Enviva” means Enviva, Inc. or any successor or assignee thereto, by merger, consolidation, reorganization, or otherwise, as reorganized on the Effective Date in accordance with the Plan, or, if so determined by the Debtors, with the consent of the Required Consenting 2026 Noteholders, and set forth in the Restructuring Exhibit, a new Entity, including in a different legal form.

“Reorganized Enviva Inc. Interests” has the meaning set forth in the Plan.

“Replacement Equity Commitment Parties” has the meaning set forth in Section 2.3(a).

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Company Plan (other than a Company Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the IRC).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Consenting 2026 Noteholders” has the meaning set forth in the RSA.

“Required Equity Commitment Parties” means, as of the date of determination, the Equity Commitment Parties holding at least 66.67% of the aggregate amount of Backstop Commitments of all Equity Commitment Parties (excluding any Defaulting Equity Commitment Parties and their corresponding Backstop Commitments).

“Restructuring” has the meaning set forth in the RSA.

“Restructuring Exhibit” has the meaning set forth in the RSA..

“Restructuring Expenses” means all reasonable and documented fees and out-of-pocket expenses of (i) the Equity Commitment Parties Advisors, (ii) all parties whose fees and expenses are entitled to be paid under the DIP Orders, and (iii) all parties whose fees and expenses are entitled to be paid under the Backstop Order.

“Restructuring Support Parties” has the meaning set forth in the RSA.

“Rights Offering Shares” means, collectively, the Subscription Shares (including all Unsubscribed Shares) issued by Parent pursuant to and in accordance with the Equity Rights Offering Procedures (and, in the case of the Unsubscribed Shares, this Agreement). For the avoidance of doubt, the product of (i) the number of Rights Offering Shares multiplied by (ii) the Purchase Price shall equal the Aggregate Rights Offering Amount (or the Adjusted Aggregate Rights Offering Amount, if applicable).

“RSA” has the meaning set forth in the Recitals.

“Sanctioned Jurisdiction” has the meaning set forth in Section 4.28.

“Sanctions” has the meaning set forth in Section 4.28.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the RSA.

“Senior Secured Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 18, 2018 (as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date).

“Senior Secured Credit Facility Claims” has the meaning set forth in the Plan.

“Significant Terms” means, collectively, (i) the definitions of “Adjusted Aggregate Rights Offering Amount”, “Aggregate Rights Offering Amount”, “Final Outside Date”, “Purchase Price”, “Required Equity Commitment Parties” and “Significant Terms” and (ii) the terms of Section 10.4 and Section 11.7.

“Single Employer Plan” means any Company Plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA and in respect of which any Debtor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or has any liability.

“Subscription Amount” has the meaning set forth in Section 2.4(a)(ii).

“Subscription Commitment” has the meaning set forth in Section 2.2(a).

“Subscription Escrow Account” has the meaning set forth in Section 2.4(a)(v).

“Subscription Escrow Funding Date” has the meaning set forth in Section 2.4(b).

“Subscription Rights” means those certain rights to purchase the Subscription Shares at the applicable Purchase Price in accordance with the Equity Rights Offering Procedures, which Parent will issue to the Holders of ERO-Eligible Claims on account of such claims as set forth in the Plan, and which rights shall, (x) as to any Equity Commitment Party, be subject to the designation rights set forth in Section 2.7 hereof and (y) otherwise be non-transferable.

“Subscription Shares” means the shares of Reorganized Enviva Inc. Interests (including all Unsubscribed Shares) issued by Parent in connection with the Subscription Rights pursuant to and in accordance with the Equity Rights Offering Procedures.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof.

“Subsidiary Interests” has the meaning set forth in Section 4.1.

“Successful Toggle Bid” has the meaning set forth in the Final DIP Order.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges paid to a Governmental Unit in the nature of a tax, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges of any kind whatsoever paid to a Governmental Unit (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon.

“Total Outstanding Shares” means the total number of shares of Parent’s Reorganized Enviva Inc. Interests outstanding immediately following the Closing, as provided in the Plan, (including those issued as payment of the Backstop Commitment Premium) but excluding any shares of Reorganized Enviva Inc. Interests issued or reserved to be issued pursuant to the Management Incentive Plan and any shares of Reorganized Enviva Inc. Interests issuable upon the exercise of the New Warrants.

“Tranche A Loans” has the meaning set forth in the DIP Credit and Note Purchase Agreement.

“Tranche A Notes” has the meaning set forth in the DIP Credit and Note Purchase Agreement.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in) a Funding Commitment, a Subscription Right, an ERO-Eligible Claim, New Warrants or Reorganized Enviva Inc. Interests or the act of any of the aforementioned actions.

“Transfer Notice” has the meaning set forth in Section 2.6(d).

“Unsubscribed Shares” means the Subscription Shares that have not been duly and timely subscribed for by the Equity Rights Offering Participants in accordance with the Equity Rights Offering Procedures and the Plan.

“willful or intentional breach” has the meaning set forth in Section 10.2(d).

Section 1.2     Construction. In this Agreement, unless the context otherwise requires: references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)            references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail, in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)            words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)            the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)            the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)            “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)            references to “day” or “days” are to calendar days;

(h)            references to “the date hereof” means the date of this Agreement;

(i)            unless otherwise specified, references to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)            references to “dollars” or “$” refer to the currency of the United States of America, unless otherwise expressly provided.

Article II

BACKSTOP COMMITMENT

Section 2.1     The Equity Rights Offering. On and subject to the terms and conditions hereof, including entry of the Backstop Order, the Debtors shall conduct the Equity Rights Offering pursuant to, and in accordance with, the Equity Rights Offering Procedures, this Agreement, and the Plan, in form and substance reasonably acceptable to the Required Equity Commitment Parties.

Section 2.2     The Subscription Commitment; The Backstop Commitment. (a) On and subject to the terms and conditions hereof, each Equity Commitment Party agrees, severally and not jointly, to fully and timely exercise, in accordance with Section 2.4, and to cause it and/or its Related Funds to fully and timely exercise, in accordance with Section 2.4, all Subscription Rights that are properly issued to it based on its ERO-Eligible Claims, and to duly purchase, and to cause it and/or its Related Funds to duly purchase, on the Effective Date for the applicable aggregate Purchase Price all Subscription Shares issuable to it in connection with such Subscription Rights (the “Subscription Commitment”).

(b)            On and subject to the terms and conditions hereof, each Equity Commitment Party agrees, severally and not jointly, to purchase, and Parent agrees to sell to such Equity Commitment Party, on the Effective Date for the applicable aggregate Purchase Price, the number of Unsubscribed Shares equal to (i) such Equity Commitment Party’s Backstop Commitment Percentage multiplied by (ii) the aggregate number of Unsubscribed Shares (rounded to the nearest whole share among the Equity Commitment Parties solely to avoid fractional shares of Reorganized Enviva Inc. Interests as the Required Equity Commitment Parties may determine in their sole discretion) (the “Backstop Commitment” and, together with the Subscription Commitment, the “Funding Commitment”).

Section 2.3     Equity Commitment Party Default. (a) Within five (5) Business Days after receipt of written notice from the Debtors to all Equity Commitment Parties of an Equity Commitment Party Default, which notice shall be given promptly to all Equity Commitment Parties substantially concurrently following the occurrence of such Equity Commitment Party Default (such five (5) Business Day period, which may be extended with the consent of the Required Equity Commitment Parties and the Debtors, the “Equity Commitment Party Replacement Period”), the Equity Commitment Parties and their respective Related Funds (other than any Defaulting Equity Commitment Party) shall have the right, but not the obligation, to make arrangements for one or more of the Equity Commitment Parties (other than any Defaulting Equity Commitment Party) to purchase all or any portion of the Available Shares (such purchase, an “Equity Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Equity Commitment Parties electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached, based upon the applicable Backstop Commitment Percentage of any such Equity Commitment Parties and their respective Related Purchasers (other than any Defaulting Equity Commitment Party) (such replacement Equity Commitment Parties under this Section 2.3, the “Replacement Equity Commitment Parties”). Any such Available Shares purchased by a Replacement Equity Commitment Party shall be included, among other things, in the determination of (x) the Unsubscribed Shares to be purchased by such Replacement Equity Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Replacement Equity Commitment Party for all purposes hereunder and (z) the Backstop Commitment of such Replacement Equity Commitment Party for purposes of the definition of the “Required Equity Commitment Parties.” If an Equity Commitment Party Default occurs, (i) the Outside Date shall be delayed and (ii) each Equity Commitment Party shall support an extension of the Milestones, in each case only to the extent necessary to allow for the Equity Commitment Party Replacement to be completed within the Equity Commitment Party Replacement Period.

(b)            Notwithstanding anything in this Agreement to the contrary, if an Equity Commitment Party is a Defaulting Equity Commitment Party, (x) it shall not be entitled to any of the Backstop Commitment Premium, Backstop Commitment Termination Premium, or any expense reimbursement applicable solely to such Defaulting Equity Commitment Party (including the Expense Reimbursement) provided, or to be provided, under or in connection with this Agreement, and (y) it and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons shall not be entitled to any indemnification pursuant to Article IX hereof. All distributions of Reorganized Enviva Inc. Interests distributable to a Defaulting Equity Commitment Party on account of the Backstop Commitment Premium or payments of cash in respect of the Backstop Commitment Termination Premium, as applicable, (i) shall be re-allocated contractually and turned over as liquidated damages to those non-Defaulting Equity Commitment Parties that have elected to subscribe for their full adjusted Backstop Commitment Percentage, or (ii) if Available Shares are not purchased by the non-Defaulting Equity Commitment Parties, forfeited and retained by the Debtors, as applicable.

(c)            Nothing in this Agreement shall be deemed to require an Equity Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Shares.

(d)            For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 10.5, but subject to Section 11.10, no provision of this Agreement shall relieve any Defaulting Equity Commitment Party from any liability hereunder, or limit the availability of the remedies set forth in Section 11.9, in connection with any such Defaulting Equity Commitment Party’s Equity Commitment Party Default under this Article II or otherwise.

Section 2.4     Subscription Escrow Account Funding. (a) Promptly, and in any event no later than 10 days following the Equity Rights Offering Expiration Time (or sooner, as directed by the Required Equity Commitment Parties and the Debtors to the Equity Rights Offering Subscription Agent), the Equity Rights Offering Subscription Agent shall deliver to each Equity Commitment Party a written notice (the “Funding Notice”) of:

(i)            the number of Subscription Shares elected to be purchased by the Equity Rights Offering Participants in the Equity Rights Offering and the aggregate Purchase Price therefor;

(ii)            the number of Subscription Shares to be issued and sold by Parent to such Equity Commitment Party on account of the Subscription Commitment and the aggregate Purchase Price therefor (as it relates to each Equity Commitment Party, such Equity Commitment Party’s “Subscription Amount”);

(iii)            the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price required for the purchase thereof;

(iv)            the number of Unsubscribed Shares (based upon such Equity Commitment Party’s Backstop Commitment Percentage) to be issued and sold by Parent to such Equity Commitment Party and the aggregate Purchase Price therefor (as it relates to each Equity Commitment Party, such Equity Commitment Party’s “Backstop Amount”, and, together with such Equity Commitment Party’s Subscription Amount, the “Funding Amount”); and

(v)            the account information (including wiring instructions) for the escrow account to which such Equity Commitment Party shall deliver and pay its Funding Amount (the “Subscription Escrow Account”).

(b)            The Equity Commitment Parties will receive the Funding Notice at least 10 days ahead of the funding date provided for therein (such date, the “Subscription Escrow Funding Date”); provided that, (i) the Debtors shall not schedule the Subscription Escrow Funding Date to be a date earlier than three (3) Business Days prior to the anticipated Closing Date and (ii) within such ten-day notice period, the Debtors shall be permitted to amend or modify the Subscription Escrow Funding Date to a later date, so long as the extended Subscription Escrow Funding Date is at least five (5) calendar days following the date on which notice of such extension is given to the Equity Commitment Parties. Each Equity Commitment Party shall deliver and pay its Funding Amount by wire transfer (for the avoidance of doubt, Equity Commitment Parties that are Affiliates may pay their Funding Amount together by way of one or more wire transfers) in immediately available funds in U.S. dollars into the Subscription Escrow Account in satisfaction of such Equity Commitment Party’s Funding Commitment. The Subscription Escrow Account shall be established with an escrow agent reasonably satisfactory to the Required Equity Commitment Parties and the Debtors pursuant to an escrow agreement in form and substance reasonably satisfactory to the Required Equity Commitment Parties and the Debtors. If this Agreement is terminated in accordance with its terms, the funds held in the Subscription Escrow Account shall be released, and each Equity Commitment Party shall receive from the Subscription Escrow Account the Cash amount actually funded to the Subscription Escrow Account by such Equity Commitment Party, without any interest, promptly following such termination but in any event within seven (7) Business Days following such termination. The Debtors shall promptly direct the Equity Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the Funding Notice as any Equity Commitment Party may reasonably request.

(c)            (c) Notwithstanding anything to the contrary herein, any Equity Commitment Party may designate all or a portion of the cash that would otherwise be paid on or around the Effective Date in satisfaction of such Equity Commitment Party’s (or its Related Parties’) DIP Tranche B Claims or Senior Secured Credit Facility Claims (“Senior Claim Repayment Cash”) to instead be used in satisfaction of an equal dollar amount of such Equity Commitment Party’s Funding Amount. No Equity Commitment Party shall be required to fund cash pursuant to the foregoing Section 2.4(b) in respect of any portion of its Funding Amount for which it has validly designated Senior Claim Repayment Funds in accordance with this Section 2.4(c).

Section 2.5     Closing. (a) Subject to Article VIII, unless otherwise mutually agreed in writing between the Debtors and the Required Equity Commitment Parties, the closing of the Equity Rights Offering, including the Backstop Commitments (the “Closing”), shall take place electronically at 9:00 a.m., New York City time, on the Effective Date (provided that all of the conditions set forth in Article VIII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions)). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

(b)            At the Closing, the funds held in the Subscription Escrow Account shall be released to Parent and utilized as set forth in, and in accordance with, the Plan and the Confirmation Order.

(c)            At the Closing, the issuance of the Rights Offering Shares will be made by Parent to each Equity Commitment Party (or to its designee in accordance with Section 2.7) against payment of such Equity Commitment Party’s Funding Amount, in satisfaction of such Equity Commitment Party’s Funding Commitment.

Section 2.6      Transfer of Backstop Commitments.

(a)(i) No Equity Commitment Party (or any permitted transferee thereof) may Transfer all or any portion of its Backstop Commitment to any Debtor or any of the Debtors’ Affiliates; and (ii) notwithstanding any other provision of this Agreement, the Backstop Commitment may not be Transferred later than the date on which the Debtors have caused the Equity Rights Offering Subscription Agent to send the Funding Notice. For the avoidance of doubt, Subscription Rights may (subject to applicable contractual limitations) be designated in accordance with the Equity Rights Offering Procedures.

(b)            Each Equity Commitment Party may Transfer all or any portion of its Backstop Commitment to any Related Fund (each, a “Related Purchaser”), provided that such Equity Commitment Party shall deliver to the Debtors, counsel to the Equity Commitment Parties, and the Equity Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit A, executed by such Related Fund, and, if not already a party thereto, a joinder to the RSA, in a form reasonably acceptable to the Debtors and the Majority Consenting 2026 Noteholders, executed by such Related Fund. A Transfer of Backstop Commitment made pursuant to this Section 2.6(b) shall relieve such transferring Equity Commitment Party from its obligations under this Agreement with respect to such Transfer.

(c)            Each Equity Commitment Party may Transfer all or any portion of its Backstop Commitment to any other Equity Commitment Party or such other Equity Commitment Party’s Related Fund (each, an “Existing Commitment Party Purchaser”), provided that (A) to the extent such Existing Commitment Party Purchaser is not an Equity Commitment Party hereunder, prior to or concurrently with such Transfer such Equity Commitment Party shall deliver to the Debtors, counsel to the Equity Commitment Parties, and the Equity Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit B-1, executed by such Existing Equity Commitment Party Purchaser, and, if not already a party thereto, a joinder to the RSA, in a form reasonably acceptable to the Debtors and the Majority Consenting 2026 Noteholders, executed by such Existing Equity Commitment Party Purchaser, and (B) to the extent such Existing Commitment Party Purchaser is already an Equity Commitment Party hereunder, such Equity Commitment Party shall deliver to the Debtors, counsel to the Equity Commitment Parties, and the Equity Rights Offering Subscription Agent an amendment to this Agreement, substantially in the form attached hereto as Exhibit B-2, executed by such Equity Commitment Party and such Existing Commitment Party Purchaser, and (y) to the extent it is not already a party thereto, a joinder to the RSA, in a form reasonably acceptable to the Debtors and the Majority Consenting 2026 Noteholders, executed by such Existing Equity Commitment Party Purchaser (only to the extent such Existing Equity Commitment Party Purchaser is a holder of claims against or interests in the Debtors (other than claims or interests arising under this Agreement)). A Transfer of Backstop Commitment made pursuant to this Section 2.6(b) shall relieve such transferring Equity Commitment Party from its obligations under this Agreement with respect to such Transfer.

(d)            Subject to Section 2.6(e), each Equity Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Person that is not an Existing Commitment Party Purchaser or a Related Fund (each of the Persons to whom such a Transfer is made, a “New Purchaser”), provided that (i) prior to any such Transfer, such Equity Commitment Party shall provide notice of its intent to make such Transfer (the “Transfer Notice”), to the Company and to any non-transferring Equity Commitment Party, and each such non-transferring Equity Commitment Party shall have a right, but not an obligation, for a period of ten (10) days following receipt of the Transfer Notice to purchase its pro rata share thereof based on the proportion of its Backstop Commitment to the aggregate amount of Backstop Commitments of all non-transferring Equity Commitment Parties purchasing such transferring Equity Commitment Party’s Backstop Commitment, on the terms described in the Transfer Notice; (ii) if any non-transferring Equity Commitment Party does not elect to purchase its full pro rata share of the Backstop Commitment offered in the Transfer Notice, then each non-transferring Equity Commitment Party that elected to purchase its full pro rata share of the Backstop Commitment proposed to be transferred shall have the right but not the obligation to purchase the unsubscribed portion of the Backstop Commitments proposed to be transferred in such Transfer Notice; and (iii) in the event that any non-transferring Backstop Parties do not elect to purchase all of the Backstop Commitment offered in the Transfer Notice, the transferring Backstop Party shall have the right to complete such transfer to any such New Purchaser at a price no lower than the price set forth in the Transfer Notice and on other terms and conditions that are at least as favorable in the aggregate to such transferring Equity Commitment Party as such other terms and conditions set forth in the Transfer Notice, provided that (x) such Transfer to a New Purchaser shall be subject to the reasonable written consent of the Debtors (such consent shall be deemed to have been given after three (3) Business Days following written notification by the transferring Equity Commitment Party of a proposed Transfer to a New Purchaser, unless any written objection is provided by the Debtors to such Equity Commitment Party during such three (3) Business Day period); and (y) prior to and in connection with such Transfer to a New Purchaser, such third party transferee of the Backstop Commitment shall deliver to the Debtors, counsel to the Equity Commitment Parties, and the Equity Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit C, executed by such New Purchaser, and, if not already a party thereto, a joinder to the RSA, in a form reasonably acceptable to the Debtors and the Majority Consenting 2026 Noteholders, executed by such New Purchaser.

(e)            Any Transfer of any Backstop Commitment made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Equity Commitment Party, and shall not create (or be deemed to create) any obligation or liability of any other Equity Commitment Party or any Debtor to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. Any Transfer of any Backstop Commitment made pursuant to this Agreement shall be made in compliance with applicable securities laws. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Equity Commitment Party (or any permitted transferee thereof) to Transfer any of the Reorganized Enviva Inc. Interests or any interest therein.

Section 2.7     Designation Rights. Each Equity Commitment Party shall have the right to designate by written notice to the Debtors, counsel to the Equity Commitment Parties and the Equity Rights Offering Subscription Agent no later than five (5) Business Days prior to the Closing Date that some or all of the Rights Offering Shares or the Backstop Commitment Premium that it has the right to receive hereunder be issued in the name of, and delivered to a Related Fund of such Equity Commitment Party upon receipt by Parent of payment therefor in accordance with the terms hereof (it being understood that payment by either the Related Fund or the Equity Commitment Party shall satisfy the applicable payment obligations of the Equity Commitment Party), which notice of designation shall (a) be addressed to the Equity Rights Offering Subscription Agent and signed by such Equity Commitment Party and each such Related Fund, (b) specify the number of Rights Offering Shares or shares of Reorganized Enviva Inc. Interests issuable on account of the Backstop Commitment Premium, as applicable, to be delivered to or issued in the name of such Related Fund and (c) contain a confirmation by each such Related Fund of the accuracy of the representations set forth in Sections 5.4 through 5.6 as applied to such Related Fund; provided that no such designation pursuant to this Section 2.7 shall relieve such Equity Commitment Party from its obligations under this Agreement.

Section 2.8     [Reserved.]

Section 2.9     Notification of Aggregate Number of Exercised Subscription Rights. Upon request from counsel to the Equity Commitment Parties from time to time prior to the Equity Rights Offering Expiration Time (and any permitted extensions thereto), the Debtors shall promptly notify, or cause the Equity Rights Offering Subscription Agent to promptly notify, the Equity Commitment Parties of the aggregate number of Subscription Rights known by the Debtors or the Equity Rights Offering Subscription Agent to have been exercised pursuant to the Equity Rights Offering as of the most recent practicable time before such request.

Section 2.10     The DIP Equitization. On the terms, subject to the conditions and limitations herein, and in reliance on the representations and warranties set forth in this Agreement and the Plan, each Equity Commitment Party agrees, severally and not jointly, on behalf of it and its Related Funds, to fully participate in the DIP Tranche A Equity Participation and subscribe, in accordance therewith, for the purchase of Reorganized Enviva Inc. Interests in the Reorganized Debtors for the full amount of any Tranche A Loans and/or Tranche A Notes held by such Equity Commitment Party or Related Fund thereto.

Article III

BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.1     Premium Payable by the Debtors. Subject to Section 3.2, as consideration for the Funding Commitment and the other agreements of the Equity Commitment Parties in this Agreement, Parent shall pay or cause to be paid a nonrefundable aggregate premium of $29,374,622.28 (the “Backstop Commitment Premium”), payable in Reorganized Enviva Inc. Interests, to the Equity Commitment Parties on the Effective Date, calculated based on the Purchase Price. The Backstop Commitment Premium shall be payable, in accordance with Section 3.2, to the Equity Commitment Parties (including any Replacement Equity Commitment Party, but excluding any Defaulting Equity Commitment Party) or their designees in proportion to their respective Backstop Commitment Percentages at the time the payment of the Backstop Commitment Premium is made. Under no circumstances shall a reduction in the Aggregate Rights Offering Amount result in a reduction of the Backstop Commitment Premium, including to the extent the Adjusted Aggregate Rights Offering Amount is applicable.

Section 3.2     Payment of Premium. The Backstop Commitment Premium (and, to the extent applicable, the Backstop Commitment Termination Premium) shall be fully earned by the Equity Commitment Parties upon execution of this Agreement, nonrefundable and non-avoidable upon entry of the Backstop Order (or any Successful Toggle Bid if earlier) and shall be paid by Parent, free and clear of any withholding or deduction for any applicable Taxes, on the Effective Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Backstop Commitment Premium will be payable regardless of the amount of Unsubscribed Shares (if any) actually purchased; provided that subject to Section 2.3, the Backstop Commitment Premium shall not be payable in respect of the Funding Commitments of any Defaulting Equity Commitment Party. Parent shall satisfy its obligation to pay the Backstop Commitment Premium on the Effective Date by issuing the number of additional shares of Reorganized Enviva Inc. Interests (in each case rounded to the nearest whole share among the Equity Commitment Parties solely to avoid fractional shares of Reorganized Enviva Inc. Interests as the Required Equity Commitment Parties may determine in their sole discretion) to each Equity Commitment Party (or its designee pursuant to Section 2.7) equal to such Equity Commitment Party’s Backstop Commitment Premium Share Amount; provided that if the Closing does not occur, the Backstop Commitment Termination Premium shall be payable free and clear of any withholding or deduction for any applicable Taxes (in lieu of the Backstop Commitment Premium) in Cash, to the extent provided in (and in accordance with) Section 10.5. For the avoidance of doubt, in no event shall both the Backstop Commitment Premium and the Backstop Commitment Termination Premium be payable by the Debtors.

Section 3.3     Expense Reimbursement.     (a) Whether or not the transactions contemplated hereunder are consummated, the Debtors agree to pay all of the reasonable and documented out of pocket fees and expenses incurred by the Equity Commitment Parties free and clear of any withholding or deduction for any applicable Taxes before, on or after the date hereof until the termination of this Agreement in accordance with its terms that have not otherwise been paid pursuant to the RSA, the Final DIP Order or in connection with the Chapter 11 Cases (and without in any way limiting any rights to payment in the RSA, the Final DIP Order, the Plan or any other instrument or agreement), including: (A) the reasonable and documented fees and expenses (including reasonable travel costs and expenses) of the Equity Commitment Parties Advisors in connection with the transactions contemplated by this Agreement and the RSA; (B) all filing fees or other costs or fees associated with the matters contemplated by Section 5.8 and Section 6.14 (including, without limitation, all filing fees, if any, required by the HSR Act or any other Antitrust Law) in connection with the transactions contemplated by this Agreement and all reasonable and documented out-of-pocket expenses of the Equity Commitment Parties related thereto; and (C) all reasonable and documented out-of-pocket fees and expenses incurred in connection with any required regulatory filings in connection with the transactions contemplated by this Agreement (including, without limitation, any required filings done on Schedule 13D, Schedule 13G, Form 3 or Form 4, in each case, promulgated under the Exchange Act), in each case, that have been paid or are payable by the Equity Commitment Parties (such payment obligations set forth in clauses (A), (B), and (C) above, collectively, the “Expense Reimbursement”). The Expense Reimbursement shall, pursuant to the Backstop Order, constitute allowed administrative expenses of the Debtors’ estates under Sections 503(b) and 507 of the Bankruptcy Code, which, for the avoidance of doubt, shall be pari passu with all other administrative expenses of the Debtors’ estates; provided that nothing herein shall alter or modify the Debtors’ payment obligations under the Final DIP Order. Notwithstanding anything to the contrary in this Agreement, this Section 3.3 shall survive the termination of this Agreement. The Expense Reimbursement as described in this Section 3.3 shall be paid in Cash in accordance with the terms herein. The Expense Reimbursement accrued through the date on which the Backstop Order is entered shall be paid when due (for the avoidance of doubt, (x) in no event shall such invoices be due earlier than ten (10) days after receipt thereof and (y) the invoices that shall set forth such Expense Reimbursements shall not include time details). The Expense Reimbursement accrued thereafter shall be payable by the Debtors promptly when due. Unless otherwise ordered by the Bankruptcy Court, no recipient of any payment hereunder shall be required to file with respect thereto any interim or final fee application with the Bankruptcy Court with respect to such payment.

(c)            For the avoidance of doubt, nothing herein shall alter or modify the Debtors’ payment obligations under the Final DIP Order or the RSA.

Section 3.4     Tax Treatment. The Parties hereto (and any transferee) agree that, for U.S. federal income tax purposes, the Backstop Commitment Premium, the Backstop Commitment Termination Premium, and the Expense Reimbursement shall be treated as “put premium” paid to the Equity Commitment Parties (the “Intended Tax Treatment”). Each party shall file all tax returns consistent with, and shall take no position inconsistent with, such treatment (whether in audits, tax returns or otherwise), unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the IRC.

Section 3.5     Integration; Administrative Expense. The provisions for the payment of the Backstop Commitment Premium, the Backstop Commitment Termination Premium and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Equity Commitment Parties would not have entered into this Agreement. The Backstop Order and the Plan shall provide that the Backstop Commitment Premium, the Backstop Commitment Termination Premium, the Expense Reimbursement, and any indemnification provided herein shall constitute Allowed Administrative Claims of the Debtors’ estates under Sections 503(b) and 507 of the Bankruptcy Code. In addition and as a result thereof, the Plan contemplates, and the proposed Confirmation Order that will be filed by the Debtors will contemplate, that any Reorganized Enviva Inc. Interests issued as payment of the Backstop Commitment Premium shall be issuable under Section 1145 of the Bankruptcy Code.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE DEBTORS

Except as (a) set forth in the corresponding section of the Company Disclosure Schedules, or (b) as disclosed in the Company SEC Documents and publicly available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system prior to the date hereof, each of the Debtors, jointly and severally, hereby represent and warrant to the Equity Commitment Parties as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof.

Section 4.1     Organization and Qualification. Each Debtor (a) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing (or the equivalent) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (b) has the requisite corporate or other applicable power and authority to own, lease and operate its property and assets and to transact the business in which it is currently engaged and presently proposes to engage in all material respects and (c) to the best of Parent’s knowledge, is duly qualified and is authorized to do business and is in good standing (or the equivalent thereof) in each jurisdiction in which it owns or leases property or in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing has not had, and would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Each Debtor is the record and beneficial owner of and has good and valid title to all of the issued and outstanding equity ownership interest of each of its respective Subsidiaries (the “Subsidiary Interests”) free and clear of all Liens (other than Permitted Liens or Liens permitted under the Final DIP Order) or Liens in connection with the Allowed Claims, and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subsidiary Interests other than transfer restrictions imposed by applicable Law). All of the issued and outstanding Subsidiary Interests are duly authorized, validly issued, fully paid and nonassessable (if such concepts apply). Other than as would not reasonably be expected to have a Material Adverse Effect, or as set forth in any stockholder agreement or similar agreement that is in effect as of the Closing Date, there are no: (i) outstanding securities convertible or exchangeable into Subsidiary Interests; (ii) options, warrants, phantom equity rights, notional interests, profits interests, calls, equity equivalents, restricted equity, performance equity, profit participation rights, stock appreciation rights, redemption rights or subscriptions or other rights, agreements or commitments obligating any subsidiary to issue, transfer or sell any Subsidiary Interests; (iii) voting trusts or other agreements or understandings to which any Subsidiary is a party or by which any Subsidiary is bound with respect to the voting, transfer or other disposition of Subsidiary Interests; or (iv) outstanding obligations of any Debtor to repurchase, redeem or otherwise acquire any Subsidiary Interests.

Section 4.2     Corporate Power and Authority. Each Debtor has the requisite corporate power and authority (a) to enter into, execute and deliver this Agreement and any other agreements contemplated herein or in the Plan and (b) subject to entry of the Backstop Order, to perform their obligations hereunder and (c) subject to entry of the Backstop Order and the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver each of the Definitive Documents and to perform its obligations thereunder. Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Definitive Documents and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Debtors, and no other corporate proceedings on the part of the Debtors are or will be necessary to authorize this Agreement or any of the other Definitive Documents or to consummate the transactions contemplated hereby or thereby.

Section 4.3     Execution and Delivery; Enforceability. Subject to entry of the Backstop Order, this Agreement will have been, and subject to the entry of both the Backstop Order and the Confirmation Order, each other Definitive Document will be, duly executed and delivered by each of the Debtors party thereto. Upon entry of the Backstop Order and, as applicable, the Confirmation Order, and assuming due and valid execution and delivery hereof by the Equity Commitment Parties, the Debtors’ obligations hereunder will constitute the valid and legally binding obligations of the Debtors enforceable against the Debtors in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. Upon entry of the Confirmation Order and assuming due and valid execution and delivery of this Agreement and the other Definitive Documents by the Equity Commitment Parties, each of the obligations hereunder and thereunder will constitute the valid and legally binding obligations of the Debtors, enforceable against the Debtors, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

Section 4.4     Authorized and Issued Capital Shares. Other than as would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, (i) the total issued capital stock of Parent will be consistent with the terms of the Plan and Disclosure Statement; (ii) no Reorganized Enviva Inc. Interests will be held by Parent in its treasury; and (iii) no warrants (other than the New Warrants) to purchase Reorganized Enviva Inc. Interests will be issued and outstanding.

(a)            As of the Closing Date, the Total Outstanding Shares of Parent will have been duly authorized and validly issued and will be fully paid and non-assessable, free and clear of all Liens (other than Permitted Liens or Liens permitted under the Confirmation Order), and will not be subject to any preemptive rights (other than any rights or restrictions set forth in the New Organizational Documents or the Registration Rights Agreement, if any, or by applicable Laws).

(b)            Except as set forth in this Agreement, the Company Disclosure Schedules, the Plan, and the New Organizational Documents, and except for a sufficient number of shares of Reorganized Enviva Inc. Interests reserved for issuance pursuant to the Management Incentive Plan and upon exercise of the New Warrants, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in Parent will have been issued, reserved for issuance or outstanding.

(c)            Except as described in this Agreement or set forth in the Company Disclosure Schedules, the Plan, the Disclosure Statement (and any supplement thereto), the Registration Rights Agreement, if applicable, the New Organizational Documents, or the Exit Facilities Documents, upon the Closing, none of the Debtors will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates any Debtor to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in any Debtor or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in any Debtor, (ii) obligates any Debtor to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of any Debtor (other than any restrictions included in the Exit Facilities or any corresponding pledge agreement, the New Organizational Documents or the Registration Rights Agreement, if any) or (iv) relates to the voting of any shares of capital stock of any Debtor.

Section 4.5     Issuance. Subject to entry of the Backstop Order and the Confirmation Order, (x) the Rights Offering Shares to be issued in connection with the consummation of the Equity Rights Offering and pursuant to the terms hereof in exchange for the Adjusted Aggregate Rights Offering Amount, and (y) the Reorganized Enviva Inc. Interests to be issued in connection with the Backstop Commitment Premium, will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered and shall be fully paid and nonassessable, and free and clear of all Taxes, Liens (other than Permitted Liens or Liens permitted under the Confirmation Order or Transfer restrictions imposed hereunder or under the New Organizational Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the New Organizational Documents, the Registration Rights Agreement, if applicable, the Plan, the RSA, and other than transfer restrictions pursuant to applicable securities laws).

Section 4.6     Reserve Regulations. No part of the proceeds of the purchase of Rights Offering Shares will be used (a) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or (b) for any other purpose, in each case, in violation of or inconsistent with any of the provisions of any regulation of the Board of Governors, including, without limitation, Regulations T, U and X thereto. The terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in the aforementioned Regulation U.

Section 4.7     No Conflict. Assuming the consents described in Section 4.8 are obtained, the execution and delivery by the Debtors of this Agreement, the Plan and the other Definitive Documents, the compliance by the Debtors with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent contemplated by the Plan, in the acceleration of, or the creation of any Lien (other than Permitted Liens or Liens permitted under the Final DIP Order or the Confirmation Order) under, or cause any payment or consent to be required under any Contract to which any Debtor will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of any Debtor will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the New Organizational Documents or any of the organizational documents of any Debtor, or (c) result in any violation of any Law or Order applicable to any Debtor or any of their properties, except in each of the cases described in this Section 4.7, which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8     Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over any Debtor or any of their respective properties, or any party to any Material Contract (each, an “Applicable Consent”) is required for the execution and delivery by any Debtor of this Agreement, the Plan and the other Definitive Documents, the compliance by any Debtor with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the Backstop Order authorizing each of Parent and the other Debtors to execute and deliver this Agreement and perform its obligations hereunder, (b) the entry of the Confirmation Order authorizing Parent and the other Debtors to perform each of their respective obligations under the Plan, (c) the entry of the Disclosure Statement Order, (d) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of Orders as may be necessary in the Chapter 11 Cases from time to time, (e) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (f) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Shares by the Equity Commitment Parties, the issuance of the Subscription Rights, the issuance of the Rights Offering Shares pursuant to the exercise of the Subscription Rights or the issuance of Reorganized Enviva Inc. Interests, as applicable, in satisfaction of the ERO-Eligible Claims pursuant to the Plan and the issuance of Reorganized Enviva Inc. Interests as payment of the Backstop Commitment Premium, (g) the filing of any other corporate documents in connection with the transactions contemplated by this Agreement with applicable state filing agencies and (h) any Applicable Consents, that in the case of all of the above, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.9     Arm’s-Length. The Debtors agree that each of the Equity Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty with respect to the transactions contemplated hereby (including in connection with determining the terms of the Equity Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of any Debtor and no Equity Commitment Party is advising any Debtor as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.10     Financial Statements. Other than as set forth in the Company Disclosure Schedules, the (a) audited consolidated balance sheets of the Debtors as of December 31, 2022, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the year ended December 31, 2022 and the related notes thereto as filed in the Debtors’ Annual Report on Form 10-K for such year, and (b) the unaudited consolidated balance sheets of the Debtors as of September 30, 2023 and the related consolidated statements of operations, comprehensive income (loss) changes in stockholders’ equity and of cash flows as filed in the Quarterly Report on Form 10-Q for such quarters (collectively, the “Financial Statements”) present fairly in all material respects the consolidated financial position of the Debtors and their consolidated Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified, subject to customary year-end audit adjustments and the absence of certain footnotes in the case of the unaudited quarterly financial statements. The Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), subject to the absence of footnotes and normal year-end adjustments in the case of the statements referred to in clause (b) as applied on a consistent basis throughout the periods covered thereby (except as disclosed therein).

Section 4.11     Company SEC Documents and Disclosure Statements. Other than as set forth in the Company Disclosure Schedules, as of September 30, 2023, the Debtors have filed all required reports, schedules, forms and statements with the SEC (the “Company SEC Documents”). As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents that have been filed since December 1, 2023 complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. No Company SEC Document that has been filed since December 1, 2023 and prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with Section 1125 of the Bankruptcy Code.

Section 4.12     Absence of Certain Changes. Since the Petition Date, except for the Chapter 11 Cases and any adversary proceedings or contested motions in connection therewith and other than as set forth in the Company Disclosure Schedules, no event, development, occurrence or change has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect.

Section 4.13     No Violation; Compliance with Laws. Parent is not in violation of its charter or Bylaws and no other Debtor is in violation of its respective articles of association, charter, bylaws or similar organizational document, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Debtors’ Knowledge, none of the Debtors is in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.14     Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Debtors, threatened to which Parent or any Debtor is a party or to which any property of Parent or any Debtor is the subject, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Definitive Documents or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.15     Labor Relations. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any of the Debtors pending or, to the knowledge of the Debtors, threatened; (b) hours worked by and payment made to employees of any of the Debtors have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from any of the Debtors on account of wage and employee health and welfare insurance and other benefits have been paid (except to the extent such payments have been stayed by the commencement of the Chapter 11 Case) or accrued as a liability on the books of the applicable Debtors to the extent required by GAAP.

Section 4.16     Intellectual Property. Each of the Debtors owns, or has a valid license or right to use, all Intellectual Property necessary for the conduct of its business as currently conducted free and clear of all Liens (other than Liens permitted under the DIP Credit and Note Purchase Agreement), and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Debtors, no Debtor is infringing, misappropriating, diluting or otherwise violating any Intellectual Property rights of any Person in a manner that would reasonably be expected to have a Material Adverse Effect. Each Debtor takes all reasonable actions that in the exercise of its reasonable business judgment should be taken to protect its Intellectual Property, including Intellectual Property that is confidential in nature, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.17     Title to Real and Personal Property. (a) Each Debtor has good and valid fee simple title to, or valid leasehold interests in, all Real Property, and its other tangible personal property and assets, in each case, except (i) for Permitted Liens, (ii) for defects in title that do not materially interfere with the Debtors’ ability to conduct their business or utilize their assets as currently conducted or utilized, and (iii) where the failure to have such valid title or leasehold interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            Each Debtor is in compliance with all obligations under all leases (as may be amended from time to time) to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect (except to the extent subject to applicable to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity), except leases in respect of which the failure to be in full force and effect have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Debtor enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.18     No Undisclosed Relationships. Other than contracts or other direct or indirect relationships between or among any of the Debtors, or contracts or relationships that are immaterial in amount or significance, there are no direct or indirect relationships existing as of the date hereof between or among the Debtors, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Debtors, on the other hand, that is required by the Exchange Act to be described in the Debtors’ filings with the SEC and that is not so described, filed, or incorporated by reference in such filings, except for the transactions contemplated by this Agreement.

Section 4.19     Licenses and Permits. Each Debtor possesses all licenses, certificates, permits and other authorizations issued by, and have all declarations and filings with, the appropriate Governmental Unit, in each case, that are necessary for the ownership or lease of their respective properties and the conduct of the business of the applicable Debtor, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Parent nor any of other Debtor (a) has received notice of any revocation or modification of any such license, certificate, permit or authorization from the applicable Governmental Unit with authority with respect thereto or (b) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.20     Environmental. Other than exceptions to any of the following that would not reasonably be expected to have a Material Adverse Effect, (a) no Debtor (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law for the operation of its business; or (ii) has become subject to any pending or threatened Environmental Liability, (b) to the Debtor’s Knowledge no Hazardous Materials has been Released on, at, to, under, in or from any Real Property, and (c) to the Debtor’s Knowledge, there are no existing facts or circumstances (including any presence or Release of Hazardous Materials at any real property formerly owned, leased, or operated by any Debtor) that are reasonably likely to give rise to any Environmental Liability of any Debtor.

Section 4.21     Tax Matters. Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)            Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court, each Debtor (i) has filed or caused to be filed all federal, state, provincial and other Tax returns that are required to be filed and (ii) has paid or caused to be paid all Taxes shown to be due and payable on said returns and all other Taxes imposed on it or on any of its property by any Governmental Unit (other than (A) any returns or amounts that are not yet due or delinquent or (B) amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the applicable Debtor).

(b)            Other than in connection with (i) the Chapter 11 Cases, or (ii) Taxes being contested in good faith by appropriate proceedings for which adequate provisions have been made (to the extent required in accordance with GAAP), (A) there is no outstanding audit, assessment or written claim by a taxing authority concerning any Tax liability of any Debtor, (B) no Debtor has received any written notices from any taxing authority relating to any outstanding tax issue that could adversely affect any Debtor after the Effective Date; and (C) there are no Liens with respect to Taxes upon any of the assets or properties of any Debtor, other than Permitted Liens or Liens permitted under the Final DIP Order.

(c)            All Taxes that any Debtor was required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable.

(d)            None of the Debtors is party to any Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Effective Date (other than such agreements or arrangements that form part of a larger commercial agreement or arrangement entered into in the ordinary course of business, the primary subject matter of which is not Tax, or agreements or arrangements wholly between the Debtors and their Subsidiaries).

(e)            No Debtor has been requested in writing, and, to the Knowledge of the Debtors, there are no claims against any Debtor, to pay any liability for Taxes of any Person (other than the Debtors or their direct or indirect Subsidiaries) that is material to any Debtor, arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor.

(f)            No Debtor has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the IRC is applicable.

Section 4.22     Employee Benefit Plans.

(a)            Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect: (i) neither a Reportable Event nor an ERISA Event has occurred during the five-year period prior to the date on which this representation is made and each Single Employer Plan has complied with the applicable provisions of ERISA, the IRC, or applicable law; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Single Employer Plan has arisen on the assets of any Debtor or any other ERISA Affiliate, during such five-year period; (iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of December 31, 2023, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits; (iv) no Debtor or any other ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a liability under ERISA; (v) no Debtor or any other ERISA Affiliate would become subject to any liability under ERISA if such Debtor or such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made; and (vi) no Multiemployer Plan is insolvent or is in endangered or critical status (within the meaning of Section 432 of the IRC or Section 305 of ERISA).

(b)            Each Debtor and its Subsidiaries have not incurred within the past five years, and do not reasonably expect to incur, any liability under ERISA or the IRC with respect to any Single Employer Plan that is subject to Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA and that is maintained or contributed to by an ERISA Affiliate (other than the Debtor and its Subsidiaries) merely by virtue of being treated as a single employer under Title IV of ERISA with the sponsor of such plan that would reasonably be likely to have a Material Adverse Effect.

Section 4.23     Internal Control Over Financial Reporting. The Debtors have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that are designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Debtors are aware of material weaknesses in their internal control over financial reporting, including the material weaknesses set forth in the Company Disclosure Schedules and no plan for remediation has been established for any material weaknesses.

Section 4.24     Disclosure Controls and Procedures. The Debtors maintain disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are designed to ensure that information required to be disclosed by the Debtors in the reports that they file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Debtors in the reports that they file and submit under the Exchange Act is accumulated and communicated to management of the Debtors as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective, other than as set forth in the Company Disclosure Schedules.

Section 4.25     Material Contracts. Other than as a result of a rejection motion filed by any Debtor in the Chapter 11 Cases, all Material Contracts are valid, binding and enforceable by and against each applicable Debtor, and to the Knowledge of each Debtor, each other party thereto, (except where the failure to be valid, binding or enforceable would not constitute a Material Adverse Effect), and, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to any Debtor (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases, none of the Debtors nor, to the Knowledge any Debtor, any other party to any Material Contract, is in default or breach under the terms thereof, in each case, except for such instances of default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.26     No Unlawful Payments. Each Debtor (and all Persons acting on behalf of each Debtor) is in material compliance with applicable Anti-Corruption Laws and has implemented and maintains in effect policies and procedures reasonably designed to facilitate continued compliance. During the Defined Period, no funds of any Debtor has been or will be used by any Debtor, directly or indirectly, for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Law.

Section 4.27     Compliance with Money Laundering Laws. The operations of the Debtors are and have been at all times during the Defined Period, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including, as applicable, the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Debtors operate (and the rules and regulations promulgated thereunder) and any related or similar applicable Laws (collectively, the “Money Laundering Laws”) and no Legal Proceeding by or before any Governmental Unit or any arbitrator involving alleged violations of Money Laundering Laws by the Debtors is pending or, to the Knowledge of the Debtors, threatened. Each Debtor and its respective Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to promote compliance with the applicable Money Laundering Laws.

Section 4.28     Compliance with Sanctions Laws. None of the Debtors or any of their respective directors, officers or, to the Knowledge of each of the Debtors, employees, Affiliates, agents or other Persons acting on their behalf is currently the target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of State and the Office of Foreign Assets Control of the U.S. Department of the Treasury), the European Union or any of its member states, the United Nations Security Council or the United Kingdom (including the Office of Financial Sanctions Implementation of His Majesty’s Treasury) (collectively, “Sanctions”), including by being domiciled, organized or resident in any country or territory that is, or whose government is, the target of country-wide or territory-wide Sanctions broadly prohibiting or restricting dealings in, with or involving such country or territory (a “Sanctioned Jurisdiction”). No Debtor will directly or indirectly use any part of the proceeds of the Equity Rights Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (A) for the purpose of financing the activities of, or business of or with, any Person that is currently the target of any Sanctions; (B) to fund or finance any activities or business of, with or in any Sanctioned Jurisdiction in violation of applicable Sanctions or other applicable law; or (C) in any manner that would constitute or give rise to a violation of Sanctions by any party hereto (including the Equity Commitment Parties) (in each case, including under U.S. Sanctions).

Section 4.29     No Broker’s Fees. None of the Debtors is a party to any Contract with any Person (other than this Agreement or as set forth in the Company Disclosure Schedules) that would give rise to a valid claim against the Equity Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Equity Rights Offering or the sale of the Unsubscribed Shares.

Section 4.30     Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement.

Section 4.31     Investment Company Act. None of the Debtors is an “investment company” as defined in, or subject to regulation under, and is not required to be registered under, the Investment Company Act of 1940, as amended.

Section 4.32     Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) all premiums due and payable in respect of insurance policies maintained by each Debtor have been paid, (b) the insurance maintained by or on behalf of each Debtor is adequate and (c) as of the date hereof, to the Knowledge of each of the Debtors, no Debtor has received notice from any insurer or agent of such insurer with respect to any insurance policies of any Debtor of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired on their terms.

Section 4.33     No Undisclosed Material Liabilities. Except as set forth on the Disclosure Statement, there are no liabilities or obligations of any Debtor of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (a) liabilities or obligations disclosed and provided for in the Financial Statements; (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent balance sheet presented in the Financial Statements; (c) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (d) liabilities or obligations that would not be required to be set forth or reserved for on a balance sheet of the Debtors (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice; it being understood that for purposes of this clause, any contract, agreement or understanding with any Person providing for a payment (in Cash or otherwise) in excess of $5.0 million in connection with any of the transactions contemplated under the Plan, the RSA or this Agreement (other than any contract, agreement, understanding or other transaction specifically contemplated by this Agreement, the Plan, the RSA, the Management Incentive Plan, the DIP Credit and Note Purchase Agreement and any other Definitive Documents) shall not be deemed to have been incurred in the ordinary course of business or deemed to be non-material, and shall otherwise be deemed to be required to be set forth on the Debtors’ balance sheet for purposes of clause (d) above notwithstanding such clause.

Section 4.34     Exemption from Registration. Assuming the accuracy of the representations made by the Equity Commitment Parties in Article V, the offer, issuance, sale and/or distribution (as applicable) of the Reorganized Enviva Inc. Interests will be made in reliance on and in compliance with exemptions from registration under the Securities Act, including, without limitation, Section 1145 of the Bankruptcy Code, Section 4(a)(2) and/or Regulation D under the Securities Act, as applicable (and in accordance with the descriptions thereof in the Plan and Disclosure Statement).

Article V

REPRESENTATIONS AND WARRANTIES OF THE EQUITY COMMITMENT PARTIES

Each Equity Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1     Incorporation. Such Equity Commitment Party is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Equity Commitment Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting such Equity Commitment Party’s rights generally or by equitable principles relating to enforceability.

Section 5.2     Corporate Power and Authority. Such Equity Commitment Party has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring contemplated by, and perform its respective obligations under, this Agreement.

Section 5.3     Execution and Delivery. This Agreement and each other Definitive Document to which such Equity Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Equity Commitment Party and (b) upon entry of the Backstop Order and, as applicable, the Confirmation Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute a legal, valid, and binding obligation of such Equity Commitment Party, enforceable against such Equity Commitment Party in accordance with their respective terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4     No Registration. Such Equity Commitment Party understands that (a) the Rights Offering Shares (including the Unsubscribed Shares) and any Reorganized Enviva Inc. Interests issued to such Equity Commitment Party in satisfaction of the Backstop Commitment Premium have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Equity Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the Rights Offering Shares (including the Unsubscribed Shares) issued to an underwriter as defined in Section 1145 of the Bankruptcy Code cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.5     Purchasing Intent. Such Equity Commitment Party is not acquiring the Rights Offering Shares (including the Unsubscribed Shares) or any Reorganized Enviva Inc. Interests issued to such Equity Commitment Party in satisfaction of the Backstop Commitment Premium with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Equity Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.6     Sophistication; Evaluation. Such Equity Commitment Party is an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of the Securities Act or an entity in which all of the equity investors are such institutional accredited investors and/or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act and was not formed for the specific purpose of investing in the Rights Offering Shares (including the Unsubscribed Shares). Such Equity Commitment Party understands that the Rights Offering Shares (including the Unsubscribed Shares) are being offered and sold to such Equity Commitment Party in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Debtors are relying upon the truth and accuracy of, and such Equity Commitment Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Equity Commitment Party set forth herein in order to determine the availability of such exemptions and the eligibility of such Equity Commitment Party to acquire the Rights Offering Shares (including the Unsubscribed Shares). Such Equity Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Rights Offering Shares (including the Unsubscribed Shares). Such Equity Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). Such Equity Commitment Party has had access to all information that it believes is necessary, sufficient or appropriate in connection with its investment in the Rights Offering Shares (including the Unsubscribed Shares), has made an independent decision to invest in the Rights Offering Shares (including the Unsubscribed Shares) based on the information concerning the business and financial condition of the Debtors, and other information available to it, which it has determined is adequate for that purpose.

Except for the representations and warranties of the Debtors expressly set forth in this Agreement, such Equity Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Debtors. Except for the representations and warranties of the Debtors expressly set forth in this Agreement, such Equity Commitment Party has independently evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Debtors.

Section 5.7     No Conflict.

Section 5.8     Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over such Equity Commitment Party or any of its properties is required for the execution and delivery by such Equity Commitment Party of this Agreement and each other Definitive Document to which such Equity Commitment Party is a party, the compliance by such Equity Commitment Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Equity Commitment Party of its Backstop Commitment Percentage of the Unsubscribed Shares or its portion of the Rights Offering Shares) contemplated herein and therein, except (a) Antitrust Approvals, if any, including but not limited to any filings required pursuant to the HSR Act, in each case, in connection with the transactions contemplated by this Agreement, and (b) any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on such Equity Commitment Party’s performance of its obligations under this Agreement.

Section 5.9     Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no Legal Proceedings pending or, to the Knowledge of such Equity Commitment Party, threatened to which the Equity Commitment Party is a party or to which any property of the Equity Commitment Party is the subject, that would reasonably be expected to prevent, materially delay, or materially impair the ability of such Equity Commitment Party to consummate the transactions contemplated hereby.

Section 5.10     Sufficiency of Funds. Such Equity Commitment Party has, or will have as of the Closing, sufficient available funds to fulfill its obligations under this Agreement and the other Definitive Documents. For the avoidance of doubt, such Equity Commitment Party acknowledges that its obligations under this Agreement and the other Definitive Documents are not conditioned in any manner upon its obtaining financing.

Section 5.11     No Broker’s Fees. Such Equity Commitment Party is not a party to any Contract with any Person (other than the Definitive Documents and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against Parent or any Debtor for a brokerage commission, finder’s fee or like payment in connection with the Equity Rights Offering or the sale of the Unsubscribed Shares.

Article VI

ADDITIONAL COVENANTS

Section 6.1     Approval Orders. The Debtors shall use their commercially reasonable efforts to, (a) obtain the entry of the Backstop Order and (b) cause the Backstop Order to become a Final Order (and request that such Order be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable and in a manner consistent with the RSA and DIP Facility Agreement (including the milestones set forth therein) and this Agreement.

Section 6.2     Definitive Documents. Without limitation and subject to the terms of the RSA (including the consent rights therein), and except as expressly provided otherwise in this Agreement, the Definitive Documents referenced in Section 3 of the RSA shall also be in form and substance reasonably acceptable or acceptable, as applicable, to the Required Equity Commitment Parties and the Debtors.

Section 6.3     Conduct of Business. Except as set forth in this Agreement or the RSA or with the prior written consent of the Required Equity Commitment Parties (requests for which, including related information, shall be directed to the counsel and financial advisors to the Equity Commitment Parties), during the period from the date of this Agreement to the earlier of (a) the Closing Date and (b) the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), each of the Debtors shall carry on its business in the ordinary course, consistent with past practice and the RSA, to: (i) preserve intact its business; (ii) keep available the services of its officers and employees; (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the each of the Debtors in connection with their business; and (iv) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations (except where the failure to do so would not individually, or in the aggregate, have a Material Adverse Effect).

Section 6.4     Access to Information. Subject to applicable Law, upon reasonable written notice (including by email) to the Debtors during the Pre-Closing Period, the Debtors shall afford the Equity Commitment Parties and their Representatives (i) reasonable access (without any material disruption to the conduct of the Debtors’ business) during normal business hours to the Debtors’ books and records (provided that nothing herein shall require the Debtors to waive any privilege (including attorney client privilege) or take any action that violates any contractual confidentiality obligations or applicable law), (ii) reasonable access to the management and advisors of the Debtors for the purposes of evaluating the Debtors’ assets, liabilities, operations, businesses, finances, strategies, prospects, and affairs, and (iii) timely and reasonable responses to all reasonable diligence requests, provided that all rights provided for in this Section 6.4 shall be subject to the terms of any agreements between the Debtors and third parties that may be affected by the exercise of the foregoing rights. All requests for information and access made in accordance with this Section 6.4 shall be directed to Paul, Weiss, as counsel for the Debtors, or such other Person as may be designated in writing by the Debtors’ executive officers.

Section 6.5     Commitments of the Debtors and Equity Commitment Parties.

During the Pre-Closing Period, (i) each of the Debtors, with respect to subsections (a)-(h) of this Section 6.5, agrees to, and agrees to cause each of its direct and indirect subsidiaries to and (ii) each of the Equity Commitment Parties, with respect to subsections (a), (d), and (e) of this Section 6.5 agrees to:

(a)            support and take all steps reasonably necessary and desirable to consummate the Restructuring in accordance with this Agreement and the RSA (including the Milestones therein), and in the case of the Debtor parties, comply with the terms and conditions of the RSA and DIP Documents;

(b)            to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Restructuring, take all steps reasonably necessary and desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment;

(c)            use commercially reasonable efforts to obtain any and all required governmental, regulatory, and/or third-party approvals for the Restructuring;

(d)            negotiate in good faith and use commercially reasonable efforts to take all steps reasonably necessary to (i) consummate the Restructuring and (ii) execute, as applicable, and implement this Agreement and the other Definitive Documents;

(e)            not file or seek authority to file any pleading inconsistent with this Agreement, the Final DIP Order or RSA (in each case including the consent rights set forth therein), or the Restructuring;

(f)            (f) timely file a formal objection to any motion, application, or pleading filed with the Bankruptcy Court seeking the entry of an order for relief that: (i) is materially inconsistent with the RSA, the Final DIP Order, this Agreement, or any other Definitive Document; or (ii) would, or would be reasonably expected to, frustrate the purposes of the RSA, this Agreement, or any other Definitive Document, including by preventing the consummation of the Restructuring;

(g)            oppose and object to any motion, application, adversary proceeding, or cause of action filed with the Bankruptcy Court by any party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code); (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iii) dismissing the Chapter 11 Cases; or (iv) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

(h)            oppose any objections filed with the Bankruptcy Court to this Agreement, the Plan, any other Definitive Document, or the Restructuring;

(i)            inform counsel to the Equity Commitment Parties within two (2) Business Days after becoming aware of (i) any matter or circumstance, that they know or believe is likely, to be a material impediment to the implementation or consummation of the Restructuring; (ii) a breach of this Agreement (including a breach by any Debtor); or (iii) any representation or statement made or deemed to be made by any Debtor under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made; and

(j)            upon reasonable request of any Equity Commitment Party, reasonably and promptly inform counsel to such party of: (i) the status and progress of the Restructuring contemplated by this Agreement, including progress in relation to the negotiations of the Definitive Documents; and (ii) the status of obtaining any necessary authorizations (including any consents) from each Equity Commitment Party, any competent judicial body, governmental authority, banking, taxation, supervisory, regulatory body, or any stock exchange.

Section 6.6     Additional Commitments of the Debtors and the Equity Commitment Parties.      During the Pre-Closing Period, (i) each of the Debtors, with respect to subsections (a)-(j) of this below Section 6.6, shall not, and shall cause each of its direct and indirect subsidiaries to not, directly or indirectly and (ii) each of the Equity Commitment Parties, with respect to subsections (a) and (c)-(e) of this below Section 6.6 shall not:

(a)            without the reasonable consent of the Parties, object to, delay, impede, or take any other action or inaction that is reasonably avoidable and would interfere with, delay, or impede the acceptance, implementation, or consummation of this Agreement, the Plan or the Restructuring;

(b)            take any action or inaction that is inconsistent in any material respect with, or is intended or could reasonably be expected to frustrate or impede approval, implementation, and consummation of the Restructuring, the RSA, or this Agreement;

(c)            file any motion or pleading, with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is inconsistent with this Agreement, the RSA (including the consent rights set forth therein), or the Restructuring;

(d)            execute or file any Definitive Document with the Bankruptcy Court (including any modifications or amendments thereto) that, in whole or in part, is inconsistent with this Agreement, the RSA (including the consent rights set forth therein), or the Restructuring;

(e)            take any other action or inaction in contravention of the RSA, this Agreement, or any other Definitive Document, or to the material detriment of the Restructuring;

(f)            without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Equity Commitment Parties, transfer any asset or right of any Debtor or any material asset or right used in the business of the Debtors to any Entity outside the ordinary course of business;

(g)            without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Equity Commitment Parties, take any action or inaction that would cause a change to the tax classification of any Debtor for U.S. federal income tax purposes;

(h)            without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Equity Commitment Parties, engage in any merger, consolidation, material disposition, material acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction outside of the ordinary course of business other than the Restructuring;

(i)            without the consent of the Required Equity Commitment Parties, make any material amendment, material modification, termination, material waiver, material supplement, material restatement, or other material change to any Material Contract; or

(j)            without the consent of the Required Equity Commitment Parties, become a party to, establish, adopt, amend, or terminate any collective bargaining agreement or other agreement with a labor union, works council, or similar organization.

Section 6.7     Cooperation and Support.(a) Without in any way limiting any other respective obligation of any Debtor or any Equity Commitment Party in this Agreement, each Party shall, consistent with the RSA, use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement, the RSA, and the Plan.

(b)            The Debtors shall provide draft copies of all material pleadings and other documents that any Debtor intends to file with or submit to the Bankruptcy Court or any governmental authority (including any regulatory authority), as applicable, and draft copies of all press releases that any Debtor intends to issue regarding this Agreement, the RSA, or the Restructuring, to counsel to the Ad Hoc Group at least three (3) business days prior to the date when such Debtor intends to file, submit or issue such document to the extent reasonably practicable, but in all events at least one (1) day prior to such date. Counsel to the Ad Hoc Group shall consult in good faith regarding the form and substance of any such proposed filing with or submission to the Bankruptcy Court, but any such proposed filing or submission shall comply with the RSA and this Agreement. Further, the Debtors shall reasonably consult with counsel to the Equity Commitment Parties regarding any regulatory or other third-party approvals necessary to implement the Restructuring and share copies of any documents filed or submitted to any regulatory or other governmental authority in connection with obtaining any regulatory or other third-party approvals.

(c)            Nothing contained in this Section 6.7 shall limit the ability of any Equity Commitment Party to consult with any Debtor or any other party in interest in the Chapter 11 Cases, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with the RSA or this Agreement or any applicable confidentiality agreement, and such acts are not for the purpose of delaying, interfering, or impeding, directly or indirectly, the Restructuring.

Section 6.8     [Reserved.]

Section 6.9     Blue Sky. Following the Closing, Parent shall timely file a Form D with the SEC with respect to the Unsubscribed Shares issued hereunder to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Equity Commitment Party. The Debtors shall, on or before the Closing Date, take such action as the Debtors shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Shares issued hereunder for sale to the Equity Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Equity Commitment Parties on or prior to the Closing Date. The Debtors shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Debtors shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.9.

Section 6.10     No Integration; No General Solicitation. Neither the Debtors nor any of their affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the Unsubscribed Shares and Reorganized Enviva Inc. Interests in a manner that would require registration of the Unsubscribed Shares and Reorganized Enviva Inc. Interests to be issued by Parent on the Effective Date under the Securities Act. No Debtor or any of its affiliates or any other Person acting on its or its behalf will solicit offers for, or offer or sell, any Unsubscribed Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 6.11     [Reserved.]

Section 6.12     Use of Proceeds. Parent will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Shares for the purposes identified in the Plan and the Confirmation Order.

Section 6.13     Legends. Each certificate evidencing Reorganized Enviva Inc. Interests shall be stamped or otherwise imprinted with a legend (the “Transfer Restrictions Legend”) in substantially the following form:

THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO VARIOUS CONDITIONS INCLUDING CERTAIN RESTRICTIONS ON ANY OFFER, SALE, DISPOSITION, TRANSFER AND VOTING AS SET FORTH IN THE [STOCKHOLDERS AGREEMENT, DATED AS OF [_________], 2024 (THE “[STOCKHOLDERS AGREEMENT]”), BY AND AMONG [REORGANIZED ENVIVA] (THE “COMPANY”), AND THE [STOCKHOLDERS] PARTY THERETO FROM TIME TO TIME, AND THE [CERTIFICATE OF INCORPORATION AND BYLAWS/OTHER GOVERNING DOCUMENTS] OF THE COMPANY, EACH AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME. NO REGISTRATION OR TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS AND RECORDS OF THE COMPANY OR ITS TRANSFER AGENT UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF SUCH SECURITIES A COPY OF [THE STOCKHOLDERS AGREEMENT, CERTIFICATE OF INCORPORATION AND BYLAWS, OR OTHER RECORDS] CONTAINING THE ABOVE REFERENCED RESTRICTIONS ON TRANSFERS AND VOTING OF SECURITIES, UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

In addition, each certificate evidencing all Unsubscribed Shares that are issued in connection with this Agreement shall be stamped or otherwise imprinted with a legend (the “Securities Law Legend”) in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

In the event that any such Reorganized Enviva Inc. Interests are uncertificated, such Reorganized Enviva Inc. Interests shall be subject to a restrictive notation substantially similar to the Legends in the stock ledger or other appropriate records maintained by Parent or its transfer agent and the term “Legends” shall include such restrictive notation.

Parent shall remove the Legends (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the stock ledger or other appropriate records, in the case of uncertified shares) at any time after the restrictions described in such Legends cease to be applicable, including (i) in the case of the Securities Law Legend when such Reorganized Enviva Inc. Interests may be sold under Rule 144 of the Securities Act without volume or manner of sale restrictions or current public information requirements and (ii) in the case of the Transfer Restrictions Legend, when such Reorganized Enviva Inc. Interests are no longer subject to the restrictions set forth in the New Organizational Documents of the Reorganized Enviva. Parent may reasonably request such opinions, certificates or other evidence that such restrictions or conditions no longer apply as a condition to removing the Securities Law Legends. For the avoidance of doubt, none of the Subscription Shares shall include the Securities Law Legend.

Section 6.14     Antitrust Approval.

(a)            Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the Plan and the other Definitive Documents, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable (and with respect to any filings required pursuant to the HSR Act, no later than fifteen (15) Business Days following the later of (x) the date hereof or (y) a date reasonably determined by the Required Equity Commitment Parties (not to be later than twenty-five (25) Business Days following the date hereof)) and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority and supplying to any Governmental Authority as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Unit and taking, or causing to be taken, all other actions and doing, or causing to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Debtors agree to pay all fees of a Governmental Authority incurred by any Party in connection with the filings and other actions contemplated by this Section 6.9.

The Debtors and each Equity Commitment Party subject to an obligation pursuant to the Antitrust Laws, if applicable, to notify any transaction contemplated by this Agreement, the Plan or the other Definitive Documents that has notified the Debtors in writing of such obligation (each such Equity Commitment Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. Where applicable in connection with this Agreement, the Debtors and each Filing Party shall, to the extent permitted by applicable Law: (A) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (B) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Debtors, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Debtors, as applicable, a reasonable opportunity to attend and participate thereat; (C) furnish each other Filing Party and the Debtors, as applicable, with copies of all correspondence and communications between such Filing Party or the Debtors and the Antitrust Authority; (D) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (E) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Required Equity Commitment Parties and the Debtors. Any such disclosures, rights to participate or provisions of information by one party to the other parties may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information, and any materials provided pursuant to this Section 6.14 may be redacted (i) to remove references concerning valuation; (ii) to the extent necessary to comply with contractual arrangements; and (iii) to the extent necessary to address reasonable privilege and confidentiality concerns.

(b)            Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the other Definitive Documents, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(c)            The Debtors and each Filing Party shall use their commercially reasonable efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 6.14 may be made by the Debtors or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards.

Section 6.15     Equity Rights Offering. The Debtors shall effectuate the Equity Rights Offering in accordance with the Plan and the Equity Rights Offering Procedures in all material respects and not modify the Equity Rights Offering Procedures in any material respects except with the consent of the Required Equity Commitment Parties.

Section 6.16     DIP Equitization Election. The Debtors shall effectuate the DIP Equitization Election in accordance with the Plan, the DIP Documents and the DIP Tranche A Equity Participation Form (and the procedures with respect to the DIP Equitization Election in such documents and herein) in all material respects and shall not modify the Equity Rights Offering Procedures except with the consent of the Required Equity Commitment Parties.

Section 6.17     USRPHC. The Debtors, their Representatives and the Equity Commitment Parties shall work in good faith during the Pre-Closing Period on workable mitigation strategies that could be implemented in the event that Reorganized Enviva is a “United States real property holding corporation,” ("USRPHC”) as defined in Section 897(c)(2) of the IRC and the Treasury Regulations promulgated thereunder, (including, with a comprehensive study conducted by PricewaterhouseCoopers LLP or any other nationally recognized accounting firm to be completed post-emergence, if determined to be necessary).

Article VII

ADDITIONAL PROVISIONS REGARDING FIDUCIARY OBLIGATIONS

Section 7.1     Fiduciary Out. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Debtor or the board of directors, board of managers, or similar governing body of any Debtor (the aforementioned parties collectively as to the Debtors, “Fiduciaries”), in each case, acting in their capacity as such, to take any action or to refrain from taking any action to the extent such Fiduciary determines, after consulting with counsel, that taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law; provided that counsel to the Debtors shall give notice not later than two (2) Business Days following such determination (with email being sufficient) (a “Fiduciary Out Notice”), to counsel to the Equity Commitment Parties following a determination made in accordance with this Section 7.1 to take or not take action, in each case in a manner that would result in a breach of this Agreement. This Section 7.1 shall not be deemed to amend, supplement or otherwise modify, or constitute a waiver of any Party’s rights to terminate this Agreement pursuant to Article X or Section 7.1 of this Agreement that may arise as a result of any such action or inaction.

Section 7.2     Alternative Transactions. From the date of this Agreement until the Closing Date, (i) each Debtor and its respective board of directors (or committees thereof, but not any individual director), officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives, each acting in their capacity as such, shall have the right, consistent with their fiduciary duties (as provided in the RSA) and the Overbid Process, to continue any ongoing discussions with interested parties and to respond to any inbound indications of interest, but will not solicit Alternative Transaction Proposals (or inquiries or indications of interest with respect thereto) other than as permitted by the Overbid Process; and (ii) if any Debtor or the board of directors of any of the Debtors determines, in the exercise of its fiduciary duties, to accept or pursue an Alternative Transaction Proposal, including by making any written or oral proposal or counterproposal and prior to making any proposal or counterproposal with respect thereto (other than discussions expressly permitted pursuant to Section 6(d)(iv) of the RSA), the Debtors shall notify (with email being sufficient) counsel to the Equity Commitment Parties within two (2) Business Days following such determination and/or proposal or counterproposal (with respect to a notice in respect of an Alternative Transaction Proposal, an “Alternative Transaction Proposal Notice”); provided that, for the avoidance of doubt, any Qualified Overbid Proposal and any response thereto that is consistent with the requirements of a Qualified Overbid Proposal shall not obligate the Debtors to deliver an Alternative Restructuring Counterproposal Notice. Upon receipt of such Alternative Restructuring Counterproposal Notice, the Required Equity Commitment Parties shall have the right to terminate this Agreement. The Debtors’ advisors shall provide the Equity Commitment Parties Advisors and any other party determined by the Debtors, with (x) reasonable updates as to the status and progress of any Alternative Restructuring Proposals and (y) reasonable responses to any reasonable information requests related to any Alternative Restructuring Proposals or the Debtors’ actions taken pursuant to this Section 7.2. Nothing in this Agreement shall impair or waive the rights of any Debtor to assert or raise any objection permitted under this Agreement in connection with the Restructuring, or (b) prevent any Debtor from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Article VIII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 8.1     Conditions to the Obligations of the Equity Commitment Parties. The obligations of each Equity Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived by the Required Equity Commitment Parties) the satisfaction of the following conditions prior to or at the Closing:

(a)            Orders. The Bankruptcy Court shall have entered (A) the Backstop Order and Confirmation Order, in each case, in form and substance acceptable to the Required Equity Commitment Parties and consistent in all material respects with the RSA and the Definitive Documents and (B) the Disclosure Statement Order in form and substance reasonably acceptable to the Required Equity Commitment Parties and consistent in all material respects with the RSA and the Definitive Documents; each such Order shall be a Final Order; such Order shall be in full force and effect, and not subject to a stay.

(b)            Plan. Each Debtor shall have complied, in all material respects, with the terms of the Plan that are to be performed by each Debtor on or prior to the Effective Date and the conditions to the occurrence of the Effective Date (other than any conditions relating to the occurrence of the Closing) set forth in the Plan shall have been satisfied, and the Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and Confirmation Order, or, with the prior consent of the Required Consenting 2026 Noteholders, waived in accordance with the terms of the Plan.

(c)            Equity Rights Offering. The Equity Rights Offering shall have been conducted, in all respects, in accordance with the Backstop Order, the Equity Rights Offering Procedures and this Agreement, and the Equity Rights Offering Expiration Time shall have occurred.

(d)            Exit Facilities. Each of the Exit Facility Documents shall (A) have been executed, authenticated and/or delivered by the Reorganized Debtors required to execute, authenticate and/or deliver the same, (B) be consistent in all material respects with the terms of the RSA, the agreed Exit Facility term sheet, and subject to any consent rights set forth in the RSA, (C) be in full force and effect in accordance with (x) the terms set forth in the Plan, as in effect on the date hereof and (y) the Exit Facility Documents and (D) be in form and substance acceptable to the Required Equity Commitment Parties.

(e)            Registration Rights Agreement; New Organizational Documents.

(i)            If applicable, a registration rights agreement shall have terms that are customary for a transaction of this nature and shall be in form and substance reasonably acceptable to the Required Equity Commitment Parties and the Debtors (the “Registration Rights Agreement”). The Registration Rights Agreement, if applicable, shall have been executed and delivered by Parent, shall otherwise have become effective with respect to the Equity Commitment Parties and the other parties thereto, and shall be in full force and effect.

(ii)           The New Organizational Documents, in the form and substance acceptable to the Debtors and the Required Equity Commitment Parties, shall have been duly approved and adopted and shall be in full force and effect.

(f)            Expense Reimbursement. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) all Expense Reimbursement invoiced through the Closing Date pursuant to Section 3.3.

(g)           Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(h)           Antitrust Approvals. All waiting periods imposed by any Governmental Authority or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(i)            No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(j)            Representations and Warranties.

(i)            The representations and warranties of the Debtors contained in Section 4.1, 4.2, 4.3, 4.4, 4.5, 4.26, 4.27, 4.28, and 4.31 shall be true and correct in all respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)           The representations and warranties of the Debtors contained in Sections 4.14, 4.19, and 4.25 shall be true and correct in all material respects on and as of the Closing Date, or will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(iii)          The representations and warranties of the Debtors contained in this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date or will be true and correct in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(k)            Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(l)            Officer’s Certificate. The Equity Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of Parent confirming that the conditions set forth in Sections 8.1(j), (k), and (l) have been satisfied.

(m)          RSA. The RSA shall not have terminated, and no event shall have occurred as a result of a breach by the Debtors that, with the passage of time or giving of notice, would give rise to a Consenting 2026 Noteholder Termination Event.

(n)           DIP Credit and Note Purchase Agreement. (i) The DIP Credit and Note Purchase Agreement shall be in full force and effect and shall not have been terminated, accelerated or have been paid off and (ii) no Default or Event of Default shall have occurred and be continuing thereunder.

(o)            Backstop Commitment Premium. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) to each Equity Commitment Party its Backstop Commitment Premium Share Amount as set forth in Section 3.2.

(p)            Funding Notice. The Equity Commitment Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

(q)            Final Business Plan. There shall not be any event or circumstance that gives rise to a termination right of the Required Equity Commitment Parties under Section 10.3(k).

(r)            Audit. The Equity Commitment Parties shall have received (a) audited consolidated balance sheets of the Debtors as of December 31, 2023, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the year ended December 31, 2023 and the related notes thereto as filed in the Debtors’ Annual Report on Form 10-K for such year.

Section 8.2     New Organizational Documents. Upon the Closing, the rights, preferences and privileges of the Reorganized Enviva Inc. Interests will be as stated in the New Organizational Documents of Reorganized Enviva in accordance with the Plan and as provided by law.

Section 8.3         Waiver of Conditions to Obligations of Equity Commitment Parties. All or any of the conditions set forth in Section 8.1 may only be waived in whole or in part with respect to all Equity Commitment Parties by a written instrument (with email being sufficient) executed by the Required Equity Commitment Parties in their sole discretion and if so waived, all Equity Commitment Parties shall be bound by such waiver.

Section 8.4         Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby with any Equity Commitment Party is subject to (unless waived by the Debtors by a written instrument (with email being sufficient)) the satisfaction of each of the following conditions:

(a)            Orders. The Bankruptcy Court shall have entered the Backstop Order, Disclosure Statement Order, and Confirmation Order, in each case, in form and substance acceptable to the Debtors and consistent in all material respects with the RSA and the Definitive Documents; each such Order shall be a Final Order; such Order shall be in full force and effect, and not subject to a stay.

(b)            Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(c)            Equity Rights Offering. The Equity Rights Offering Expiration Time shall have occurred, and the Debtors shall have received the Aggregate Rights Offering Amount (or the Adjusted Aggregated Rights Offering Amount, if applicable) in full in Cash pursuant to the Equity Rights Offering or this Agreement.

(d)            Antitrust Approvals. All waiting periods imposed by any Governmental Authority or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(e)            No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

(f)            Representations and Warranties. The representations and warranties of the Equity Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(g)           Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(h)            Covenants. The Equity Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(i)             Exit Facilities. The Exit Facilities shall be in effect with the terms set forth in the Plan, as in effect on the date hereof.

(j)             RSA. The RSA shall not have terminated, and shall be in full force and effect, and no event shall have occurred as a result of a breach by the Consenting 2026 Noteholders that, with the giving of notice or passage of time, would result in a Debtor Termination Event thereunder.

Article IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.1          Indemnification Obligations. Following the entry of the Backstop Order, but effective as of the date hereof, the Debtors (the “Indemnifying Parties,” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Equity Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Equity Commitment Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan, and the transactions contemplated hereby and thereby, including the Backstop Commitment, the Equity Rights Offering, the Expense Reimbursement, the payment of the Backstop Commitment Premium or the Backstop Commitment Termination Premium or the use of the proceeds of the Equity Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Debtors, the Reorganized Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Equity Commitment Party or its Related Parties, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnified Person or (c) a material breach of the representations and warranties made by such Indemnified Person in this Agreement or the RSA, or (d) a material breach by such Indemnified Person of its obligations under this Agreement or the RSA. The Indemnified Persons are express third-party beneficiaries of this Article IX.

Section 9.2         Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Agreement. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof or participation therein, with counsel reasonably acceptable to such Indemnified Person; provided further, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination, and such failure is not reasonably cured within ten (10) Business Days following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

Section 9.3         Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article IX. Notwithstanding anything in this Article IX to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article IX, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (a) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Party of such request for reimbursement and (b) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 9.4         Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 9.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by Parent pursuant to the issuance and sale of the Rights Offering Shares in the Equity Rights Offering contemplated by this Agreement and the Plan bears to (b) the Backstop Commitment Premium paid or proposed to be paid to the Equity Commitment Parties. Subject to Section 10.5, the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 9.5         Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article IX shall, to the extent permitted by applicable Law, be treated for all Tax purposes as adjustments to the Backstop Commitment Premium or the Backstop Commitment Termination Premium of such Indemnified Person, as the case may be, or, to the extent arising after the Closing Date, the Purchase Price of the Rights Offering Shares subscribed for by such Indemnified Person in the Equity Rights Offering, or the Unsubscribed Shares purchased by such Indemnified Person, as applicable. The provisions of this Article IX are an integral part of the transactions contemplated by this Agreement and without these provisions the Equity Commitment Parties would not have entered into this Agreement. The obligations of the Debtors under this Article IX shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Debtors may comply with the requirements of this Article IX without further Order of the Bankruptcy Court.

Section 9.6         No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their express terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms. Notwithstanding the foregoing, the indemnification and other obligations of each of the Debtors pursuant to this Article IX and the other obligations set forth in Section 10.5 shall survive the Closing Date until the latest date permitted by applicable Law and, if applicable, be assumed by each of the Reorganized Debtors.

Article X

TERMINATION

Section 10.1       Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Debtors and the Required Equity Commitment Parties.

Section 10.2       Termination by the Debtors. This Agreement may be terminated by the Debtors upon written notice to each Equity Commitment Party upon the occurrence of any of the following Events, subject to the rights of the Debtors to fully and conditionally waive, in writing, on a prospective or retroactive basis the occurrence of such Event:

(a)            the termination of the RSA as to the Debtors in accordance with its terms;

(b)            the occurrence of any Debtor Termination Event as set forth in Section 8 of the RSA;

(c)            the Bankruptcy Court enters an order denying payment of the Backstop Commitment Premium or Termination Premium hereunder or approval of the Backstop Commitments or this Agreement;

(d)            subject to the right of the Required Equity Commitment Parties to arrange an Equity Commitment Party Replacement in accordance with Section 2.3(a) (which will be deemed to cure any breach by the replaced Equity Commitment Party pursuant to this Section 10.2(d)), (i) any Equity Commitment Party shall have (x) breached any representation, warranty, covenant or other agreement made by such Equity Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 8.4(f) or Section 8.4(h) not to be satisfied or (y) materially breached or ceased to be a party to the RSA, (ii) the Debtors shall have delivered written notice of such breach or inaccuracy to such Equity Commitment Party, and (iii) such breach or inaccuracy is not cured by such Equity Commitment Party by the earlier of the tenth (10th) Business Day after receipt of such notice and the third (3rd) Business Day prior to the Outside Date; provided that the Debtors shall not have the right to terminate this Agreement pursuant to this Section 10.2(d) if they are then in willful or intentional breach of this Agreement; provided further, that this Agreement shall continue in full force and effect with respect to the Debtors and the non-breaching Equity Commitment Parties. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement;

(e)            the Backstop Order or the Confirmation Order is reversed, dismissed, vacated, or reconsidered; provided that this termination right may not be exercised by any Equity Commitment Party that indirectly or directly sought, requested, assisted or solicited another person to seek or request, such reversal, dismissal, vacation, reconsideration, modification or amendment;

(f)            the Closing Date has not occurred by 11:59 p.m., New York City time on December 13, 2024, unless prior thereto the Effective Date occurs and the Rights Offering has been consummated; provided that the Debtors shall not have the right to terminate this Agreement pursuant to this Section 10.2(f) if they are then in willful or intentional breach of this Agreement;

(g)           if Parent shall not receive the Aggregate Rights Offering Amount (or the Adjusted Aggregate Rights Offering Amount, if applicable) pursuant to the Equity Rights Offering and this Agreement (subject to the right of the Required Equity Commitment Parties to arrange an Equity Commitment Party Replacement in accordance with Section 2.3(a)); provided that any termination pursuant to this Section 10.2(g) shall not relieve or otherwise limit the liability of any Defaulting Equity Commitment Party hereto for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith; or

(h)           any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the Equity Rights Offering or the transactions contemplated by this Agreement or the other Definitive Documents; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement.

Section 10.3       Termination by the Required Equity Commitment Parties. This Agreement may be terminated by the Required Equity Commitment Parties upon written notice to the Debtors if:

(a)            the RSA has been terminated as to the Debtors in accordance with its terms, except as a result of a breach of the Restructuring Support Agreement by any of the parties constituting the Required Equity Commitment Parties with respect to such termination;

(b)            the occurrence of any Consenting 2026 Noteholder Termination Event, which termination events are hereby incorporated by reference herein; provided that the consent rights referenced in such termination events shall instead refer to the consent of the Required Equity Commitment Parties and be consistent with the consent rights set forth herein;

(c)            the occurrence of any Event of Default that is continuing under the DIP Credit and Note Purchase Agreement and that has not been cured, waived or amended out of non-compliance in accordance with the terms thereof;

(d)            the Bankruptcy Court enters an order denying payment of the Backstop Commitment Premium or Termination Premium hereunder or approval of the backstop commitments or this Agreement;

(e)            the Backstop Order or the Confirmation Order is reversed, dismissed, vacated, reconsidered or is modified or amended in any material respect after entry without the prior written consent of the Required Equity Commitment Parties; provided that this termination right may not be exercised by any Party that sought or requested such reversal, dismissal, vacation, reconsideration, modification or amendment;

(f)             the Closing Date has not occurred by 11:59 p.m., New York City time on December 13, 2024 (as it may be extended pursuant to this Section 10.3(f) or Section 2.3(a), the “Outside Date”), provided that (i) if the maturity date of the DIP Facility has been extended, the Outside Date shall automatically be extended to the earlier of such extended maturity date and December 31, 2024 and (ii) the Outside Date may be waived or extended with the prior written consent of the Required Equity Commitment Parties up to the Final Outside Date, and the Final Outside Date may be waived or extended only with the prior written consent of each Equity Commitment Party (excluding any Defaulting Equity Commitment Party);

(g)            (i) Parent or any Debtor shall have breached any representation, warranty, covenant or other agreement made by Parent or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 8.1(j), 8.1(k) or Section 8.1(l) not to be satisfied, (ii) any Equity Commitment Party shall have delivered written notice of such breach or inaccuracy to the Debtors, and (iii) if such breach or inaccuracy is capable of being cured, such breach or inaccuracy is not cured by Parent or the other Debtors by the earlier of (x) the tenth (10th) Business Day after receipt of such notice, and (y) the third (3rd) Business Day prior to the Outside Date; provided that this Agreement may not be terminated pursuant to this Section 10.3(g) if the Required Equity Commitment Parties are then in willful or intentional breach of this Agreement;

(h)           since the Petition Date, except for the commencement of the Chapter 11 Cases and any adversary proceedings or contested motions in connection therewith that have been commenced prior to the date hereof, there shall have occurred any event, development, occurrence or change that, individually, or together with all other Events, has had or would reasonably be expected to have a Material Adverse Effect;

(i)            any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the Equity Rights Offering or the transactions contemplated by this Agreement or the other Definitive Documents; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(j)             the Debtors’ acceptance of or a public announcement or statement of intent to accept a Successful Toggle Bid pursuant to the Overbid Process unless consented to by the Required Equity Commitment Parties; provided that any modification or waiver of the Overbid Process that is not reasonably acceptable to the Required Equity Commitment Parties shall give rise to a termination right of the Required Equity Commitment Parties;

(k)            the occurrence of any event(s) resulting in (or reasonably expected to result in) modification(s) to the Final Business Plan of, in aggregate: (i) a more than 15% forecasted Adjusted EBITDA reduction in any year between fiscal year 2025 through 2028; (ii) a more than 10% forecasted Adjusted EBITDA reduction for all of fiscal year 2025 through 2028; or (iii) a more than 2% reduction of forecasted total contracted revenues for all of fiscal year 2025 through 2028;

(l)             (A) the Debtors’ material amendment or modification of any of the Equity Rights Offering Documents without the reasonable consent of the Required Equity Commitment Parties, or (B) the Debtors’ amendment or modification of any of the Exit Facility Documents without the consent of the Required Equity Commitment Parties;

(m)           the Debtors’ acceptance, adoption, or execution of a Definitive Document without the consent required hereunder; or

(n)            failure of the Debtors, on or prior to September 30, 2024, to provide the Equity Commitment Parties with supporting documentation demonstrating that the Company should not reasonably be expected to be a USRPHC upon the Effective Date (and after giving effect to the related transactions thereto) on the basis of the information available on September 30, 2024; provided that the termination right set forth in this Section 10.3(n) shall expire upon the commencement of the hearing on approval of the Backstop Order.

Section 10.4       Termination by Equity Commitment Parties. This Agreement may be terminated by any Equity Commitment Party, with regard to itself only, by written notice to the Debtors and the other Equity Commitment Parties if the Closing does not occur by the Final Outside Date.

Section 10.5       Effect of Termination.

(a)            Upon termination of this Agreement pursuant to this Article X, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Parties; provided that, subject to Section 2.3(b), the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article IX, and to pay the Backstop Commitment Termination Premium pursuant to Section 3.2 (and subject to Section 9.6) shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, and this Section 10.5 and Article XI shall survive the termination of this Agreement in accordance with their terms.

(b)            Notwithstanding anything to the contrary contained herein, the Debtors shall pay or cause to be paid to the Equity Commitment Parties that are not (x) Defaulting Commitment Parties or (y) Equity Commitment Parties whose breach of this Agreement caused its termination, (i) the Backstop Commitment Termination Premium (pro rata in accordance with their Backstop Commitment Percentages, excluding the Backstop Commitment Percentage of any (A) Defaulting Equity Commitment Party or (B) Equity Commitment Party whose breach of this Agreement caused its termination), and (ii) any filing fees or other similar costs, fees or expenses associated with the matters contemplated by Section 6.13, as well as the Expense Reimbursement pursuant to Section 3.3 (in each case, excluding any such fees or other expenses referenced in this clause (ii) of any (A) Defaulting Equity Commitment Party or (B) Equity Commitment Party whose breach of this Agreement caused its termination) (provided that any invoices shall not be required to contain individual time detail), if this Agreement is terminated pursuant to:

(i)         Section 7.1 or Section 7.2;

(ii)        Section 10.2(a) (other than a termination pursuant to (x) Sections 8(a) or (c) of the RSA; or (y) Section 8(d) of the RSA following the termination of the RSA as to the Majority Consenting 2026 Noteholders (as defined therein) pursuant to Section 7(b)(i), or 7(b)(ix) (with respect to any termination by the Debtors described in the foregoing clause (x)) thereof of the RSA;

(iii)       Section 10.2(b); (other than a termination pursuant to Sections 8(a) or (c) of the RSA);

(iv)       Section 10.2(c) (provided that, if the Bankruptcy Court has denied approval of the Backstop Commitment Termination Premium, the Backstop Commitment Termination Premium shall not be payable)

(v)        Section 10.2(e) (except that the Backstop Commitment Termination Premium shall not be payable to the extent that the Backstop Order is reversed or vacated specifically as to the approval of the Backstop Commitment Termination Premium or if such termination occurs as a result of any action by a Commitment Party or a failure of a Commitment Party to take actions required by the Restructuring Support Agreement or this Commitment Letter);

(vi)      Section 10.2(f); (provided that, if the Debtors are taking all actions reasonably necessary to close, the Required Equity Commitment Parties shall have extended or have stated in writing that they are willing (and remain willing) to extend the Outside Date beyond such date; provided further that no such extension shall be required to extend beyond the Final Outside Date);

(vii)     Section 10.3(a) (other than a termination pursuant to (x) Sections 8(a) or (c) of the RSA; or (y) Section 8(d) of the RSA following the termination of the RSA as to the Majority Consenting 2026 Noteholders (as defined therein) pursuant to Section 7(b)(i), or 7(b)(ix) (with respect to any termination by the Debtors described in the foregoing clause (x)) thereof of the RSA);

(viii)    Section 10.3(b) (other than terminations set forth in Sections 7(b)(i), or 7(b)(ix) (with respect to any termination by the Debtors pursuant to Sections 8(a) or (c) of the RSA);

(ix)       Section 10.3(c);

(x)        Section 10.3(d) (provided that, if the Bankruptcy Court has denied approval of the Backstop Commitment Termination Premium, the Backstop Commitment Termination Premium shall not be payable);

(xi)       Section 10.3(e) (except that the Backstop Commitment Termination Premium shall not be payable to the extent that the Backstop Order is reversed or vacated specifically as to the approval of the Backstop Commitment Termination Premium or if such termination occurs as a result of any action by a Commitment Party or a failure of a Commitment Party to take actions required by the Restructuring Support Agreement or this Commitment Letter);

(xii)      Section 10.3(f);

(xiii)     Section 10.3(g);

(xiv)     Section 10.3(i);

(xv)      Section 10.3(j);

(xvi)     Section 10.3(l);

(xvii)    Section 10.3(m); or

(xviii)   Section 10.4.

(c)            Subject to Section 11.10, nothing in this Section 10.5 shall relieve any Party from liability for its breach of this Agreement; provided further that, for the avoidance of doubt, in no event shall the Backstop Commitment Termination Premium or the Backstop Commitment Premium be payable if this Agreement is terminated by any Party as a result of (i) a termination pursuant to Section 8(a) or Section 8(c) of the RSA or (ii) the Backstop Order being denied, or the Backstop Order is reversed or vacated specifically as to the approval of the Backstop Commitment Termination Premium;

(d)            The automatic stay applicable under section 362 of the Bankruptcy Code shall not prohibit a Party from taking any action or delivering any notice necessary to effectuate the termination of this Agreement pursuant to and in accordance with the terms hereof.

Article XI

GENERAL PROVISIONS

Section 11.1       Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)            If to Parent or the other Debtors:

Enviva Inc.

7272 Wisconsin Ave.

Suite 1800

Bethesda, MD 21814

Attention:         Jason Paral, General Counsel

Email:                 jason.paral@envivabiomass.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Facsimile: (212) 757-3990

Attention:         Paul M. Basta

   Andrew Parlen

   Michael Colarossi

        Email:                 pbasta@paulweiss.com

   aparlen@paulweiss.com

   mcolarossi@paulweiss.com

(b)            If to the Equity Commitment Parties (or to any of them), counsel to the Equity Commitment Parties, or any other Person to which notice is to be delivered hereunder, to the address set forth on each such Equity Commitment Party’s signature page to this Agreement, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Facsimile: (212) 701-5331

Attn:                  Damian S. Schaible

   David Schiff

    Joseph W. Brown

        Email:                 damian.schaible@davispolk.com

   david.schiff@davispolk.com

    joseph.w.brown@davispolk.com

Section 11.2       Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Debtors and the Required Equity Commitment Parties, other than an assignment by an Equity Commitment Party expressly permitted by Section 2.3 or Section 2.6 and any purported assignment in violation of this Section 11.2 shall be void ab initio and of no force or effect. Except as expressly provided in Article IX with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 11.3       Prior Negotiations; Entire Agreement. (a) This Agreement (including the exhibits, the schedules, and the other documents and instruments referred to herein and in the RSA) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties and the RSA will each continue in full force and effect.

(b)            Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Equity Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Equity Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 11.7.

Section 11.4       Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (a) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND (b) TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (ii) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (iii) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM (OR, IN EACH CASE, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 11.5       Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 11.6       Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature.

Section 11.7       Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument (with email being sufficient) delivered by the Debtors and the Required Equity Commitment Parties; provided that any amendment that would (a) modify an Equity Commitment Party’s Backstop Commitment Percentage (which, for the avoidance of doubt, includes the Backstop Commitment), share of the Backstop Commitment Premium, or share of the Backstop Commitment Termination Premium, (b) increase such Equity Commitment Party’s Purchase Price in respect of its Rights Offering Shares, (c) modify a Significant Term or (d) otherwise disproportionately and materially adversely affect an Equity Commitment Party vis-à-vis the other Equity Commitment Parties shall require the prior written consent (with email being sufficient) of the Debtors and each affected Equity Commitment Party.

Notwithstanding the foregoing, Schedule 2.1 and Schedule 2.2 shall be revised as necessary without requiring a written instrument to reflect conforming changes in the composition of the Equity Commitment Parties and Backstop Commitment Percentages as a result of Transfers of any applicable Funding Commitments permitted and consummated in compliance with the terms and conditions of this Agreement.

The terms and conditions of this Agreement (other than the conditions set forth in Section 8.1 and Section 8.4, the waiver of which shall be governed solely by Article VIII) may be waived (a) by the Debtors only by a written instrument executed by the Debtors and (b) by the Required Equity Commitment Parties only by a written instrument executed by the Required Equity Commitment Parties.

No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity.

Section 11.8        Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 11.9       Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions, including pursuant to an order of the Bankruptcy Court or other court of competent jurisdiction, without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 11.10     Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

Section 11.11     No Reliance. No Equity Commitment Party or any of its Related Parties shall have any duties or obligations to the other Equity Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Equity Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Equity Commitment Parties, (b) no Equity Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Equity Commitment Party, (c) no Equity Commitment Party or any of its Related Parties shall have any duty to the other Equity Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Equity Commitment Parties any information relating to the Debtors that may have been communicated to or obtained by such Equity Commitment Party or any of its Affiliates in any capacity, (d) no Equity Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Equity Commitment Party or any Person acting on behalf of such other Equity Commitment Party may have conducted with respect to the Debtors or any of their Affiliates or any of their respective securities, and (e) each Equity Commitment Party acknowledges that no other Equity Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Backstop Commitment Percentage of its Backstop Commitment.

Each Equity Commitment Party hereto acknowledges that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Debtors and the Equity Commitment Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act. Nothing contained herein or any Definitive Documents and no action taken by any Equity Commitment Party pursuant to this Agreement shall be deemed to constitute or create a presumption by any parties that the Equity Commitment Parties are in any way acting in concert or as a “group” within the meaning of Rule 13d-5 under the Exchange Act. Each Equity Commitment Party confirms that it has independently participated in the negotiation of the transactions contemplated under this Agreement and the Definitive Documents with the advice of its counsel and advisors.

Section 11.12     Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than a Legal Proceeding to approve or enforce the terms of this Agreement). The Parties agree that any valuations of Parent’s or other Debtor’s assets or estates, whether implied or otherwise, arising from this Agreement shall not be binding for any other purpose, including determining recoveries under the Plan, and that this Agreement does not limit the Parties’ rights regarding valuation in the Chapter 11 Cases.

Section 11.13     No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 11.13 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 11.14     Severability. In the event that any one or more of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

Section 11.15     Enforceability of Agreement. Each of the Parties waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

[Signature Pages Follow]

Schedule 1

Debtors

Name of Debtor	EIN	Case Number
Enviva Inc.	46-4097730	24-10453 (BFK)
Enviva Aircraft Holdings Corp.	85-4303879	24-10460 (BFK)
Enviva Development Finance Company, LLC	84-3965445	24-10469 (BFK)
Enviva Energy Services, LLC	32-0478414	24-10462 (BFK)
Enviva GP, LLC	27-2193583	24-10463 (BFK)
Enviva Holdings GP, LLC	27-2267930	24-10465 (BFK)
Enviva Management Company, LLC	90-1030857	24-10461 (BFK)
Enviva MLP International Holdings, LLC	37-1850965	24-10464 (BFK)
Enviva Partners Finance Corp.	81-4038925	24-10472 (BFK)
Enviva Pellets Bond, LLC	86-3287437	24-10466 (BFK)
Enviva Pellets Epes Finance Company, LLC	87-1433359	24-10473 (BFK)
Enviva Pellets Epes Holdings, LLC	87-1398672	24-10454 (BFK)
Enviva Pellets Epes, LLC	83-3505521	24-10471 (BFK)
Enviva Pellets Greenwood, LLC	81-5480482	24-10455 (BFK)
Enviva Pellets Lucedale, LLC	45-3039073	24-10456 (BFK)
Enviva Pellets Waycross, LLC	46-0523402	24-10457 (BFK)
Enviva Pellets, LLC	45-3039073	24-70505 (BFK)
Enviva Port of Pascagoula, LLC	81-2948852	24-10458 (BFK)
Enviva Shipping Holdings, LLC	85-0504873	24-10459 (BFK)
Enviva Holdings, LP	27-2168506	24-10470 (BFK)
Enviva, LP	27-2145617	24-10467 (BFK)

Schedule 2.1

Backstop Commitment Percentages

of the Equity Commitment Parties

EXHIBIT A

FORM OF JOINDER FOR RELATED PURCHASER

Joinder to the Restated Backstop Commitment Agreement (this “Joinder”) dated as of [•], by and among [___________] (the “Transferor”) and [___________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Enviva, Inc. (including as debtor in possession and, on and after the Effective Date, Reorganized Enviva (as defined in the Plan) (“Parent”)) and certain of its directly- and indirectly-owned subsidiaries and the Equity Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [• (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(b) of the Agreement, each Equity Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Related Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.

2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.	Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as an Equity Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of an Equity Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.

6.	Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is a Related Purchaser of the Transferor and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning ERO-Eligible Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

EXHIBIT B-1

FORM OF JOINDER FOR EXISTING COMMITMENT PARTY PURCHASER

Joinder to the Backstop Commitment Agreement (this “Joinder”) dated as of [•], by and among [___________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Enviva, Inc. (including as debtor in possession and, on and after the Effective Date, Reorganized Enviva (as defined in the Plan) (“Parent”)) and certain of its directly- and indirectly-owned subsidiaries and the Equity Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [• (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to [Section 2.6(b)] of the Agreement, each Equity Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.

2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.	Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as an Equity Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of an Equity Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in [Section 2.6(e)] of the Agreement.

6.	Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and not prior to the date hereof an Equity Commitment Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning ERO-Eligible Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

EXHIBIT B-2

FORM OF AMENDMENT FOR EXISTING COMMITMENT PARTY PURCHASER

Amendment to the Backstop Commitment Agreement (this “Amendment”) dated as of [•], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Enviva, Inc. (including as debtor in possession and, on and after the Effective Date, Reorganized Enviva (as defined in the Plan) (“Parent”)) and certain of its directly- and indirectly-owned subsidiaries and the Equity Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [• (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to [Section 2.6(b)] of the Agreement, each Equity Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor, the Transferee, and the Debtors covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Amendment and are incorporated herein by reference, mutatis mutandis.

2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.	Agreement to be Bound. The Transferee hereby agrees to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be decreased after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in [Section 2.6(e)] of the Agreement.

6.	Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and prior to the date hereof an Equity Commitment Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning ERO-Eligible Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

Acknowledged and Agreed to:

ENVIVA, INC., and each of the Debtors
listed on Schedule 1 of the Agreement

By:
Name:
Title:

EXHIBIT C

FORM OF JOINDER FOR NEW PURCHASER

Joinder to the Backstop Commitment Agreement (this “Joinder”) dated as of [•], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Enviva, Inc. (including as debtor in possession and, on and after the Effective Date, Reorganized Enviva (as defined in the Plan) (“Parent”)) and certain of its directly- and indirectly-owned subsidiaries and the Equity Commitment Parties party thereto have heretofore executed and delivered the Backstop Commitment Agreement, dated as of [• (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to [Section 2.6(d)] of the Agreement, each Equity Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any New Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to [Section 2.6(d)] of the Agreement) by the Required Equity Commitment Parties; and

WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to [Section 2.6(d)] of the Agreement) by the Debtors;

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.

2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement).

3.	Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as an Equity Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of an Equity Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2.1 or Schedule 2.2 (as applicable) to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been consented to (or has been deemed consented to pursuant to [Section 2.6(d)] of the Agreement) by the Required Equity Commitment Parties; (b) the Subject Transfer has been consented to (or has been deemed consented to pursuant to [Section 2.6(d)] of the Agreement) by the Debtors; and (c) the Subject Transfer does not violate any of the provisions contained in [Section 2.6(e)] of the Agreement.

6.	Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning ERO-Eligible Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).

7.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.

8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

EXHIBIT D

DIP TRANCHE A EQUITY PARTICIPATION FORM

[•], 2024

[COMMITMENT PARTY]
[ADDRESS]

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is made by and among Enviva Inc., a Delaware corporation ((including as debtor in possession and a reorganized debtor, as applicable, the “Company”) and [ • ] (the “Commitment Party). The Company and the Commitment Party is each referred to herein, individually, as a “Party” and, collectively, as the “Parties”).

RECITALS

WHEREAS, on March 12, 2024 the Company and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Petitions”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). On March 15, 2024 the Debtors entered into a Debtor-in-Possession Credit and Note Purchase Agreement (the “DIP Facility Agreement”) with certain creditors and shareholders of the Company (the “DIP Creditors”), Seaport Loan Products LLC, as Co-Administrative Agent, and Acquiom Agency Services LLC, as Co-Administrative Agent and Collateral Agent, which was approved by interim order of the Bankruptcy Court on March 15, 2024 and by the Final Order on May 3, 2024. Capitalized terms used and not defined herein have the meaning assigned thereto in the DIP Facility Agreement.

WHEREAS, the DIP Creditors provided a debtor-in-possession credit facility to the Company in an aggregate principal amount of $500,000,000 (the “DIP Facility”), comprised of $250,000,000 Tranche A Commitments and $250,000,000 Tranche B Commitments.

WHEREAS, Section 2.11 of the DIP Facility Agreement provides that each DIP Creditor holding Tranche A Loans or Tranche A Notes shall have the right, subject to certain conditions, to subscribe for the purchase of equity in the reorganized Debtors on the Plan Effective Date at a price equivalent to the price established pursuant to the equity rights offering and subject to the same dilution terms, up to the principal amount of any Obligations then owing in respect of such Tranche A Loans and/or Tranche A Notes held by such DIP Creditor, and with the purchase price for such equity to be satisfied on the Plan Effective Date by offset against repayment of the applicable portion of such Obligations (the “Tranche A Offset Right”).

WHEREAS, [funds managed or advised by the Commitment Party/certain affiliates of the Commitment Party] (collectively, the “Purchaser Funds”) hold $[●] in aggregate outstanding principal amount of Tranche A Notes and Tranche A Loans under the DIP Facility (the “Purchaser Funds Commitment”).

WHEREAS, the Company is expected to exit bankruptcy on the Plan Effective Date following the completion of the equity rights offering contemplated by the Restructuring Support Agreement on the terms to be set forth in the Chapter 11 Plan and Chapter 11 Plan Related Documents and approved by the Bankruptcy Court (the “Equity Rights Offering”).

WHEREAS, in lieu of receiving cash payment in repayment of the principal amount of the Purchaser Funds Commitment on the Maturity Date, the Commitment Party hereby exercises the Tranche A Offset Right with respect to the Purchaser Funds Commitment.

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

TERMS

Section 1. Equity Commitment. On and subject to the terms and conditions hereof, the Commitment Party hereby exercises its right to purchase, or to cause the Purchaser Funds to purchase, and the Company agrees to sell to the Commitment Party or the Purchaser Funds, as applicable, equity (the “Equity Interests”) in the reorganized Company (or any successor in interest of the Company in accordance with an Acceptable Plan of Reorganization), subject to the same dilution terms as such equity rights offering (or similar) shares, on the Plan Effective Date at a price equivalent to the price established pursuant to the Equity Rights Offering, (or similar arrangement, as applicable) in connection therewith, in an amount equal to the principal amount of the Purchaser Funds Commitment and with the purchase price for such Equity Interests to be satisfied by the Tranche A Offset Right.

Section 2. Conditions to the Obligations of the Commitment Parties. The obligations of the Parties to consummate, or to cause the Purchaser Funds to consummate, the transactions contemplated hereby shall be subject to the satisfaction of the following conditions prior to or at Plan Effective Date (unless waived by the Parties (in the case of the Company, with the consent of the Required DIP Creditors)):

(a) the Bankruptcy Court shall have entered a Confirmation Order approving an Acceptable Plan of Reorganization;

(b) the Bankruptcy Court shall have entered an order approving the series of transactions contemplated by the Equity Rights Offering and such order shall be, or shall have become, a final order;

(c) the Company and all of the other Debtors shall have substantially complied with the terms of the Plan and this Subscription Agreement that are to be performed by the Company and the other Debtors on or before the Plan Effective Date and the conditions to the occurrence of the Plan Effective Date set forth in the Plan shall have been satisfied or waived in accordance with the terms of the Plan; and

(d) the Plan Effective Date shall have occurred, or shall be deemed to have occurred, in accordance with the terms and conditions in the Acceptable Plan of Reorganization and the Confirmation Order.

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Section 3. Representations and Warranties of the Commitment Party. The Commitment Party hereby represents and warrants to the Company, for and on behalf of itself and, as applicable, the Purchaser Funds, that the following statements are true and correct as of the date hereof:

(a) The Commitment Party has all necessary corporate or similar power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder. The execution and delivery of this Subscription Agreement by the Commitment Party and the performance of its obligations hereunder have been duly authorized by any necessary corporate or similar action on the part of the Commitment Party.

(b) This Subscription Agreement has been duly and validly executed and delivered by the Commitment Party. This Subscription Agreement constitutes the valid and binding obligation of the Commitment Party, enforceable against the Commitment Party in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance of this Subscription Agreement by the Commitment Party, and the Commitment Party’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both):

(i)  violate any provision of the Commitment Party’s organizational or governing documents; (ii) violate any law or order applicable to the Commitment Party; or (iii)  require any consent or approval under, violate, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on the Commitment Party, except, in the case of clauses

(ii)  and (iii) above, where not reasonably likely to have a material adverse effect on the ability of the Commitment Party to perform its obligations under this Subscription Agreement or the transactions contemplated hereby.

(d) The Purchaser Funds beneficially own the Purchaser Funds Commitment free and clear of any liens, charges, claims, encumbrances, participations, security interests and similar restrictions and any other restrictions that could adversely affect the ability of the Commitment Party to perform its obligations hereunder.

(e) The Commitment Party, each of the Purchaser Funds and any affiliate or related party of the Commitment Party that will be issued the Equity Interests of the Company on the Plan Effective Date pursuant to this Subscription Agreement is either a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity investors are such institutional accredited investors or a non “U.S. person” as defined in Regulation S under the Securities Act and, in each case, was not formed for the specific purpose of investing in the DIP Facility or the Equity Interests in the Debtors.

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(f) The Commitment Party, each of the Purchaser Funds and any affiliate or related party of the Commitment Party that will be issued the Equity Interests of the Company on the Plan Effective Date pursuant to this Subscription Agreement will acquire the Equity Interests for its own account or for the account of another entity for which it acts as discretionary investment manager, advisor or sub-advisor, for investment and not with a view to the distribution thereof or any interest therein in violation of the Securities Act or applicable state securities laws.

(g) The Commitment Party acknowledges for the benefit of the Company that: (i) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the acquisition of the Equity Interests of the Company contemplated hereby; (ii)  it has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit the Commitment Party to evaluate the merits and risks of the acquisition of the Equity Interests contemplated hereby; and (iii) it is able to bear the economic risk of its investment in the Equity Interests contemplated hereby and is currently able to afford the complete loss of such investment.

(h) The Commitment Party acknowledges that: (i) the Equity Interests to be issued by the Company on the Plan Effective Date pursuant to this Subscription Agreement may be issued in reliance upon the exemption from registration under the Securities Act provided in Section 1145 of the Bankruptcy Code or Section 4(a)(2) of the Securities Act or Regulation S of the Securities Act; (ii) that the treatment of such Equity Interests under the Securities Act will be described in the Disclosure Statement; (iii) that the Company does not make any representations on whether the Equity Interests will be eligible to be issued in reliance upon the exemption from registration under the Securities Act provided in Section 1145 of the Bankruptcy Code; (iv) that the Company does not intend to register such Equity Interests, or any offer or sale thereof under the Securities Act or the Securities Exchange Act of 1934, as amended or any state securities laws; and (v) that the exemption from registration afforded by Rule 144 and Rule 144A (the provisions of which are known to the Commitment Party) promulgated under the Securities Act depends on the satisfaction of various conditions, which conditions may not be satisfied with respect to the Equity Interests from time to time, or at any time, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(i) The Commitment Party acknowledges (on its own behalf and on behalf of each of the Purchaser Funds (if any) or any affiliate or related party of the Commitment Party that will be issued the Equity Interests of the Company on the Plan Effective Date, as applicable) for the benefit of the Company that (i) the Company is not current in its SEC filings, (ii) the Company may be in possession of information about the Company (including material non-public information) that may impact the value of the Equity Interests, and may not be included in the information available to the Commitment Party, (iii) notwithstanding any such informational disparity, the Commitment Party has (on its own behalf and on behalf of each of the Purchaser Funds (if any) or any affiliate or related party of the Commitment Party that will be issued the Equity Interests of the Company on the Plan Effective Date, as applicable) independently evaluated the risks and merits regarding the transactions contemplated by this Subscription Agreement (including, for the avoidance of doubt, with respect to the purchase of the Equity Interests and the corresponding offset to the Commitment Party’s entitlement with respect to the Tranche A Commitments) and wishes to enter into this Subscription Agreement and consummate the transactions contemplated hereby in accordance with its terms, (iv) none of the Company or any other person acting on behalf of the Company has made or is making any representation or warranty to the Commitment Party or any other person, whether express or implied, of any kind or character (including, without limitation, as to accuracy or completeness of any information or as to the creditworthiness of the Company or as to the transactions contemplated by this Subscription Agreement), and (v) the Commitment Party (on its own behalf and on behalf of each of the Purchaser Funds (if any) and any affiliate or related party of the Commitment Party that will be issued the Equity Interests of the Company on the Plan Effective Date, as applicable) is not relying upon, and has not relied upon, any representation or warranty made by any person regarding the transactions contemplated by this Subscription Agreement or otherwise, except, in the case of clauses (iv) and (v) above, for the representations and warranties of the Company contained in this Subscription Agreement.

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(j) The Commitment Party acknowledges (on its own behalf and on behalf of each of the Purchaser Funds (if any) and any affiliate or related party of the Commitment Party that will be issued the Equity Interests of the Company on the Plan Effective Date, as applicable) for the benefit of the Company that it has made its own independent assessment, to its satisfaction, concerning any and all legal, regulatory, tax, credit, business and financial considerations with respect to the Company and its Equity Interests in connection with the acquisition of the Equity Interests contemplated hereby.

(k) The Commitment Party acknowledges on its own behalf and on behalf of each of the Purchaser Funds that the pricing, dilution and other terms of the Equity Rights Offering will be established in connection with the negotiation and approval of the Chapter 11 Plan between the Debtors and other parties and will not be established until the Chapter 11 Plan is approved by the Bankruptcy Court, and that, if the conditions set forth in Section 2 hereof are satisfied or waived on the Plan Effective Date, the Commitment Party shall be obligated to by the terms of this Subscription Agreement to purchase the Equity Interests set forth herein on the terms established in connection with the Plan Confirmation.

(l) The Commitment Party acknowledges on its own behalf and on behalf of each of the Purchaser Funds that the Equity Interests of the Company issued on the Plan Effective Date pursuant to this Subscription Agreement pursuant to the Tranche A Offset Right will constitute payment in full of the Purchaser Funds Commitment.

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Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants, severally and not jointly, to the Commitment Party that the following statements are true and correct as of the date hereof:

(a) Subject to approval of the Chapter 11 Plan and the terms thereof, the Company has, or will have under the organizational documents of the reorganized Company, all necessary corporate power and authority to execute and deliver this Subscription Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Subscription Agreement and the consummation by it of the transactions contemplated hereby under the Company’s current organizational documents has been, and under the organizational documents of the reorganized Company, will be, duly and validly taken (including, for the avoidance of doubt, the issuance of the Equity Interests and the consummation of the exchange of the Purchaser Funds Commitments for the Equity Interests). Except for the approval of the Chapter 11 Plan and applicable Chapter 11 Plan Related Documents by the Bankruptcy Court and compliance with the organizational documents of the reorganized Company, no other votes, written consents, actions or proceedings by or on behalf of the Company are necessary to authorize its execution and delivery of this Subscription Agreement.

(b) Subject to approval of the Chapter 11 Plan and the terms thereof and compliance with the organizational documents of the reorganized Company when approved, this Subscription Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Upon approval of the Chapter 11 Plan and entry into the new organizational documents of the reorganized Company, the Equity Interests to be issued by the Company hereunder will have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Acceptable Plan of Reorganization, and the issuance of the Equity Interest are not and will not be subject to any preemptive or similar rights.

Section 5. Commitment Party Covenants.

(a) The Commitment Party agrees (on its own behalf and on behalf of each of the Purchaser Funds (if any) and any affiliate or related party of the Commitment Party that will be issued the Equity Interests of the Company on the Plan Effective Date, as applicable) that it will not sell any of the Equity Interests to be received by the Commitment Party or such other persons pursuant to this Subscription Agreement or any other agreement arising from this Subscription Agreement unless such sale has been registered under the Securities Act or an exemption from registration is available for such sale.

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(b) The Commitment Party will not, and will not permit the Purchaser Funds to, sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions) the Purchaser Funds Commitment, other than to an affiliate of the Commitment Party who will comply with the terms of this Subscription Agreement as though it were a Purchaser Fund.

(c) The Commitment Party will promptly provide, and will cause the Purchaser Funds to promptly provide, the Company with any documentation necessary to establish entitlement to an exemption from or reduction in any applicable withholding tax that is reasonably requested by the Company and which the Commitment Party or such Purchaser Fund is legally eligible to provide.

Section 6. Further Assurances. Each of the Parties hereby covenants and agrees to use their commercially reasonable efforts to, as expeditiously as reasonably practicable during the term of this Subscription Agreement, perform their respective obligations under this Subscription Agreement and take such actions as may be reasonably necessary under this Subscription Agreement to effect the Tranche A Offset Right and the purchase of the Equity Interests.

Section 7. Termination.

(a) Subject in all circumstances to clause (b) below, this Subscription Agreement and the obligations of the Parties will terminate automatically without any required notice upon the earliest of (i) the mutual written consent of the Parties (provided that the Company’s consent shall not be effective unless and until consented to by the Required DIP Creditors) and (ii) the effectuation of the Tranche A Offset Right and the purchase of the Equity Interests on the Plan Effective Date.

(b) The Company may, in writing (which may include electronic mail), terminate this Subscription Agreement if the board of directors of the Company reasonably determines in good faith that performance under this Subscription Agreement would be inconsistent with (i) the exercise of their fiduciary duties or

(ii) the exercise of its rights under the Final Order.

(c) Notwithstanding anything herein to the contrary, no termination of this Subscription Agreement shall relieve or otherwise limit the liability of any Party for any breach of this Subscription Agreement occurring prior to such termination. This Section 7(c) and Sections 5, 10 and 11 shall survive termination of this Subscription Agreement.

Section 8. Effectiveness. This Subscription Agreement shall not become effective and binding on a Party unless and until a counterpart signature page to this Subscription Agreement has been executed and delivered by such Party.

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Section 9. Waivers and Amendments. This Subscription Agreement may be amended, modified, altered or supplemented with respect to the Commitment Party only by a written instrument executed by the Parties; provided that the Required DIP Creditors have provided their prior written consent to the foregoing (such consent not to be unreasonably withheld). Except to the extent the Required DIP Creditors’ consent is required as set forth herein, any failure of a Party to comply with any obligation, covenant, agreement or condition in this Subscription Agreement may be waived in writing (which may include electronic mail) by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver. No delay on the part of any Party in exercising any right, power or privilege under this Subscription Agreement will operate as a waiver thereof; nor will any waiver on the part of any Party of any right, power or privilege under this Subscription Agreement operate as a waiver of any other right, power or privilege under this Subscription Agreement, nor will any single or partial exercise of any right, power or privilege under this Subscription Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Subscription Agreement.

Section 10. Indemnification. The Commitment Party acknowledges, understands and has had the opportunity to confer with the counsel of its choice regarding the meaning and legal consequences of the representations, warranties, covenants, agreements and restrictions contained in this Subscription Agreement. The Commitment Party further acknowledges and understands that the accuracy of these representations, warranties, covenants, agreements and restrictions will be relied upon by the Company, its agents, officers, shareholders and affiliates. With regard to the representations, warranties, covenants, agreements and restrictions contained in this Subscription Agreement, the Commitment Party hereby agrees to indemnify and hold harmless the Company, its shareholders, officers, agents and affiliates (collectively, the “Indemnified Parties”), from and against any and all claims, causes of action, loss, damage or liability, together with all costs and expenses including attorneys’ fees and disbursements, which any of the Indemnified Parties may incur by reason of any breach thereof by the Commitment Party and any false, misleading or inaccurate information provided by the Commitment Party.

Section 11. Miscellaneous.

(a) Notices. All notices, requests, consents and other communications hereunder will be in writing, will be given (i) if within the domestic United States by first-class registered or certified mail, postage prepaid, or by nationally recognized overnight express courier, or by facsimile or (ii) if delivered from outside the United States, by international Federal Express or facsimile, and will be deemed given (A) if given by first-class registered or certified mail within the domestic United States, three business days after so mailed, (B) if given by nationally recognized overnight carrier, one business day after so shipped, (C) if delivered by international Federal Express, two business days after so shipped or (D) if given by facsimile or electronic mail, upon electronic confirmation of receipt and will be addressed as follows:

If to the Company, addressed to:

Enviva, Inc.
7272 Wisconsin Avenue, Suite 1800

8

Bethesda, Maryland 20814
Attention: [Jason Paral]
Email: [Jason.Paral@envivabiomass.com,]

with a copy to (which shall not constitute delivery):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Paul M. Basta
Andrew M. Parlen
David S. Huntington
Email:	pbasta@paulweiss.com
aparlen@paulweiss.com
dhuntington@paulweiss.com

If to the Commitment Party, addressed to:

[Commitment Party]

[·]
Attention: [●]
Email: [●]

with a copy to (which shall not constitute delivery):

[·]

-and-

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Facsimile: (212) 701-5331
Attention:	Damian S. Schaible
David Schiff
Joseph W. Brown
Email:	damian.schaible@davispolk.com
david.schiff@davispolk.com
joseph.w.brown@davispolk.com

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(b) Governing Law, Venue and Waiver of Jury Trial. This Subscription Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York applicable to contracts entered into and to be performed in such state without regard to any conflicts- of-laws or similar provisions of the laws of the state of New York that would cause the substantive laws of another state to govern. The parties hereto agree to waive any right to trial by jury in any dispute arising from or related to this Subscription Agreement. Each Party agrees that any suit, action or proceeding brought by it against the other party arising out of or based upon this Subscription Agreement or the transactions contemplated hereby may be instituted in: (a) until the Company’s emergence from its chapter 11 cases, the bankruptcy court where such chapter 11 cases are pending, or (b) the courts of the State of New York and of the United States District Courts located in in the borough of Manhattan in the city of New York, New York. The parties hereto agree to waive any objection which it may now or hereafter have to the laying of venue of any such proceeding in the bankruptcy court where the Company’s chapter 11 cases are pending or the courts of the State of New York and the United States District Courts located in New York, New York, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

(c) Partial Unenforceability and Severability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Subscription Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Subscription Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(d) Assignment. This Subscription Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by any Party by operation of law or otherwise without the prior written consent (which may be by electronic mail) of the other Parties; provided that the Company shall be permitted to assign its rights and obligations under this Agreement to any successor in interest in connection with the Plan Effective Date. Subject to the preceding sentence, this Subscription Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment in violation of the foregoing shall be null and void ab initio.

(e) No Third-Party Beneficiaries. Unless expressly stated or referred to herein, this Subscription Agreement shall be solely for the benefit of the Parties and no other person shall be a third-party beneficiary of this Subscription Agreement; provided that the Required DIP Creditors shall be third-party beneficiaries with respect to its/their consent rights therein, and shall be entitled to enforce this Subscription Agreement with respect to such rights.

(f) Entire Agreement. This Subscription Agreement constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements among the Parties with respect thereto.

(g) Counterparts. This Subscription Agreement may be executed in two or more counterparts (which may be delivered by means of electronic mail or facsimile transmission, including by portable document format attached to electronic mail), each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will, subject to Section 8 hereof, become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

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(h) Headings. The headings of the various sections of this Subscription Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Subscription Agreement.

(i) Interpretation. This Subscription Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Subscription Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Subscription Agreement as of the date first above set forth.

ENVIVA INC.

By:
Name:
Title:

By:
Name:
Title:

12

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first above set forth.

[COMMITMENT PARTY]

By:
Name:
Title:

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EXHIBIT E

Joint Plan of Reorganization of Enviva, Inc.